EXHIBIT 10.3

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

OLFERT NO. 11-4 HOLDINGS, LLC

a Montana Limited Liability Company

November [•], 2021

THE UNITS IN OLFERT NO. 11-4 HOLDINGS, LLC HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. NO UNIT MAY BE SOLD, TRANSFERRED, ASSIGNED OR OFFERED FOR SALE (WITHIN THE MEANING OF ANY SECURITIES LAW) UNLESS A REGISTRATION STATEMENT UNDER ALL APPLICABLE SECURITIES LAWS WITH RESPECT TO THE UNIT IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS IS THEN APPLICABLE TO THE UNIT. A UNIT ALSO MAY NOT BE TRANSFERRED OR ENCUMBERED UNLESS THE PROVISIONS OF THIS AGREEMENT AND EACH APPLICABLE AWARD AGREEMENT ARE SATISFIED.

i

EXHIBITS

EXHIBIT A	MEMBERS
EXHIBIT B	CONSENT OF SPOUSE
EXHIBIT C	ADOPTION AGREEMENT

v

AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of Olfert No. 11-4 Holdings, LLC, a Montana limited liability company (the “Company”), dated effective as of November [•], 2021 (the “Effective Date”), is adopted, executed and agreed to by Laredo Oil, Inc., a Delaware limited liability company (“Laredo”), the Company, and the Members (as defined below) that are signatories hereto or that execute an Adoption Agreement (as defined below) after the Effective Date.

RECITALS

WHEREAS, the Company has been formed as a limited liability company under the Montana Limited Liability Company Act (as it may be amended from the time to time, the “Act”) by filing articles of organization with the Secretary of State of the State of Montana on November [•], 2021 (as amended, the “Articles”);

WHEREAS, effective October [•], 2021, Laredo entered into that limited liability company operating agreement of the Company (the “Original Agreement”) as the sole member of the Company;

WHEREAS, the parties hereto desire for this Agreement to amend and restate the Original Agreement in its entirety;

WHEREAS, each of the undersigned Members have entered into a Subscription Agreement, dated as of the date hereof, whereby the Members have agreed to purchase or be granted Units, subject to the terms and conditions set forth herein and therein; and

WHEREAS, the parties hereto desire to admit to the Company as Members certain parties not previously admitted as Members as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the covenants and provisions hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby amend and restate the Original Agreement in its entirety and further agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. As used in this Agreement, the following terms have the following meanings:

“Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act.

“Act” has the meaning set forth in the recitals of this Agreement.

“Adjusted Capital Account” means the Capital Account maintained for each Member, (a) increased by any amounts that such Member is obligated to restore or is treated as obligated to restore under Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5), and (b) decreased by any amounts described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Member. The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and 1.704-2 and shall be interpreted consistently therewith.

“Adoption Agreement” means an agreement between the Company and a newly-admitted Member substantially in the form of Exhibit C or any other form approved by the Manager.

“Affiliate” means, with respect to any Person, any Person directly or indirectly through one or more intermediaries, Controlling, Controlled by or under common Control with such Person.

“Agreement” has the meaning set forth in the preamble of this document.

“Allocation Period” means the period (a) commencing on the date hereof or, for any Allocation Period other than the first Allocation Period, the day following the end of a prior Allocation Period and (b) ending (i) on the last day of each Fiscal Year, (ii) the day preceding any day in which an adjustment to the Book Value of the Company’s properties pursuant to clause (b)(i), (b)(ii), (b)(iii) or (b)(v) of the definition of Book Value occurs, (iii) immediately after any day in which an adjustment to the Book Value of the Company’s properties pursuant to clause (b)(iv) of the definition of Book Value occurs or (iv) on any other date determined by the Manager.

“Applicable Law” means any federal, state, local or municipal statute, law, rule or regulation, or any judgment, award, order, ordinance, writ, injunction or decree of any governmental authority to which a specified Person is subject.

“Approved Sale” has the meaning set forth in Section 11.01(a).

“Articles” has the meaning set forth in the recitals of this Agreement.

“Book Liability Value” means with respect to any liability of the Company described in Treasury Regulation Section 1.752 -7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such liability in an arm’s-length transaction. The Book Liability Value of each liability of the Company described in Treasury Regulation Section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Book Values.

“Book Value” means, with respect to any property of the Company, such property’s adjusted basis for U.S. federal income tax purposes, except as follows:

(a)                The initial Book Value of any property contributed by a Member to the Company shall be the Fair Market Value of such property as of the date of such contribution.

(b)                 The Book Values of all properties shall be adjusted to equal their respective Fair Market Values in connection with (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of more than a de minimis amount of services to or for the benefit of the Company, (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company, (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g)(1) (other than pursuant to Code Section 708(b)(1)(B)), (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory option in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s), or (v) any other event to the extent determined by the Manager to be permitted and necessary to properly reflect Book Values in accordance with the standards set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (b)(i), (b)(ii) and (b)(iv) above shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Member in the Company. If any noncompensatory options are outstanding upon the occurrence of an event described in clauses (b)(i) through (b)(v) above, the Company shall adjust the Book Values of its properties in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2).

(c)                The Book Value of property distributed to a Member shall be adjusted to equal the Fair Market Value of such property as of the date of such distribution.

(d)                 The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) or 743(b) (including any such adjustments pursuant to Treasury Regulation Section 1.734-2(b)(1)), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and clause (g) of the definition of Profits or Losses or Section 6.02(h); provided, however, that the Book Value of property shall not be adjusted pursuant to this clause  (d)   to the extent that the Manager reasonably determines an adjustment pursuant to clause (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

(e)                 If the Book Value of property has been determined or adjusted pursuant to clauses (a), (b)  or (d) of this definition, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Profits, Losses and other items allocated pursuant to ARTICLE VI and Simulated Depletion.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Denver, Colorado are authorized or required by Applicable Law to be closed.

“Capital Account” has the meaning set forth in Section 5.04(a).

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Book Value of any property (other than money) contributed to the Company by such Member, in accordance with ARTICLE V (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to). Any reference to the Capital Contributions of a Member will include the Capital Contributions made by a predecessor holder of such Member’s Units to the extent the Capital Contribution was made in respect of Units Transferred to such Member.

“Capital Expenditures” means costs and expenses associated with the acquisition, development or redevelopment of any fixed or capital assets of the Company or any of the Company’s Subsidiaries which, consistent with the accounting principles that are used in keeping the Company’s books and preparing its tax returns, are capitalized and subject to depreciation or amortization.

“Capital Interest Percentage” means, at any time of determination and as to any Member, the percentage of the total distributions to all Members that would be made to such Member if all the assets of the Company were sold for their respective Book Values, all liabilities of the Company were paid in accordance with their terms (limited in the case of non-recourse liabilities to the Book Value of the property securing such liabilities), all items of Company Profit, Loss, income, gain, loss and deduction were allocated to the Members in accordance with ARTICLE VI, and the resulting net proceeds were distributed to the Members in accordance with ARTICLE XIV; provided, however, that the Manager may determine that the Members’ Capital Interest Percentages should be determined based upon a hypothetical sale of the assets of the Company for their respective Fair Market Values (instead of Book Values) in order to ensure that such percentages correspond to the Members’ proportionate interests in partnership capital as defined in Treasury Regulation Section 1.613A-3(e)(2)(ii). The foregoing definition of Capital Interest Percentage is intended to result in a percentage for each Member that corresponds with the Member’s “proportionate interest in partnership capital” as defined in Treasury Regulation Section 1.613A-3(e)(2)(ii), and Capital Interest Percentage shall be interpreted consistently therewith.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Amount” means, with respect to each Member, the amount set forth opposite his, her or its name in Exhibit A under the heading “Commitment Amount,” as such amount may be reduced or increased in accordance with this Agreement.

“Commitment Period” means the period beginning on the Effective Date and ending on the earliest to occur of: (a) payment by the Company of the NPI Expenses, (b) the occurrence of a Liquidity Event, or (c) the commencement of a bankruptcy, winding-up or similar insolvency proceeding involving the Company (or any Subsidiary of the Company).

“Commitment Ratio” means with respect to each Member, his, her or its Remaining Commitment Amount divided by the sum of all Remaining Commitment Amounts of all Members.

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Expenses” means all direct or indirect costs and expenses that the Manager or its Affiliates may reasonably incur in connection with the operation, management, and supervision of the Company’s business and affairs, including for example, all legal and accounting expenses.

“Compensatory Membership Interest” means an interest in the Company that is described in proposed Treasury Regulation Section 1.721-1(b)(3), or any successor provision.

“Confidential Information” means, without limitation and regardless of whether such information or materials are expressly identified as confidential or proprietary, (a) any and all non-public, confidential or proprietary information or work product of a Person, (b) any information of a Person that gives such Person a competitive business advantage or the opportunity of obtaining such advantage, (c) any information of a Person the disclosure or improper use of which could be detrimental to the interests of such Person, (d) any trade secret of a Person, and (e) any other information of a Person, including information regarding any of such Person’s businesses, operations, assets, liabilities, properties, landowner information, geological or engineering studies, systems, methods, models, processes, results, performance, investments, investors, financial affairs, future plans, business prospects, acquisition or investment opportunities, strategies, business partners, business relationships, contracts, contractual relationships, organizational or personnel matters, policies or procedures, management or compensation matters, compliance or regulatory matters, as well as any technical, industry, market or other data, studies or research, or any forecasts, projections, seismic, valuations, derivations or other analyses, performed, generated, collected, gathered, synthesized, purchased or owned by, or otherwise in the possession of, such Person. Confidential Information also includes any non-public, confidential or proprietary information about, or belonging to, any third party that has been entrusted to a Person. Notwithstanding the foregoing, Confidential Information does not include: (i) any information that is in the public domain on the Effective Date or subsequently enters the public domain other than as the result of an unauthorized disclosure by the receiving party or any of its representatives in breach hereof; (ii) information that the parties mutually agree in writing to release from the terms of this Agreement; and (iii) material independently developed by the receiving party or its representatives, as established by documentary evidence, without use of or reference to Confidential Information.

“Control” (including the correlative terms “Controlled by” and “Controlling”) means the possession, directly or indirectly, of the power to direct, or to cause the direction of, the management and policies of a Person, whether through ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise.

“Covered Person” means (a) each current and former (i) Member and each of its Affiliates (excluding, for purposes of this definition, the Company and its Subsidiaries), and its and their respective officers, directors, partners, stockholders, managers, members and employees, (ii) the Manager and each of its Affiliates (excluding, for purposes of this definition, the Company and its Subsidiaries), and its and their respective officers, directors, partners, stockholders, managers, members and employees, and (iii) Officer (solely in such Person’s capacity as an Officer) and (b) each Person not identified in clause (a) of this definition who is a current or former manager, director or officer of any Subsidiary of the Company or who served in such a capacity (in each case, solely in such Person’s capacity as such) for any other entity or enterprise at the request of the Company, in each case of clause (a) or (b) of this definition, whether or not such Person continues to have the applicable status and whom, except in the case of a Person described in clauses (a)(i) and (a)(ii) of this definition, the Manager expressly designates as a Covered Person in a written resolution.

“Cumulative Assumed Tax Liability” means, with respect to any Member as of any Fiscal Year, the product of (a) the U.S. federal taxable income (other than taxable income incurred in connection with (i) a Liquidity Event or an Approved Sale, (ii) the receipt of a guaranteed payment for services by such Member, or (iii) the forfeiture or repurchase of Units from such Member or another Member allocated by the Company to such Member in such Fiscal Year and all prior Fiscal Years, less the U.S. federal taxable loss allocated by the Company to such Member in such Fiscal Year and all prior Fiscal Years (taking into account for purposes of clause (a), (x) items determined at the Member level with respect to Depletable Properties owned by the Company, as if such items were allocated at the Company level and (y) any applicable limitations on the deductibility of capital losses); multiplied by (b) the highest applicable U.S. federal, state and local income tax rate (including any tax rate imposed on “net investment income” by Section 1411 of the Code) applicable to an individual or, if higher, a corporation, resident in New York, New York with respect to the character of U.S. federal taxable income or loss allocated by the Company to such Member (e.g., capital gains or losses, dividends, ordinary income, etc.) during each applicable Fiscal Year.

“Defaulting Member” has the meaning set forth in Section 5.02(d).

“Defaulting Portion” means, with respect to a Defaulting Member, a percentage equal to (a) the portion of the amount validly called for by the Manager pursuant to Section 5.02(a) that the Defaulting Member has failed to fund when due, divided by (b) the Commitment Amount of such Defaulting Member.

“Depletable Property” means each separate oil and gas property as defined in Code Section 614.

“Depreciation” means, for each Allocation Period, an amount equal to the depreciation, amortization or other cost recovery deduction (excluding depletion) allowable for U.S. federal income tax purposes with respect to property for such Allocation Period, except that (a) with respect to any such property the Book Value of which differs from its adjusted tax basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial allocation method” pursuant to Treasury Regulation Section 1.704-3(d), Depreciation for such Allocation Period shall be the amount of book basis recovered for such Allocation Period under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2), and (b) with respect to any other such property the Book Value of which differs from its adjusted tax basis at the beginning of such Allocation Period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Period bears to such beginning adjusted tax basis; provided, however , that if the adjusted tax basis of any property at the beginning of such Allocation Period is zero dollars ($0.00), Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the Manager.

“Distributable Property” means the excess of cash and property on hand over the amount that the Manager determines is required to be retained as a reserve to meet any liabilities or proposed expenditures of the Company and its Subsidiaries that are (a) accrued or reasonably foreseeable or (b) otherwise reasonably necessary to be retained.

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Effective Date” has the meaning set forth in the preamble of this Agreement.

“Equity Securities” has the meaning set forth in Section 13.02(a).

“Excepted Liens” means: (a) liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and if reserves adequate under the same accounting principles as are used in keeping the Company’s books and preparing its tax returns shall have been established therefor; (b) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or any other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and if reserves adequate under the Company’s accounting principles shall have been established therefor; (c) vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s construction or other like liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, or operator and non-operator liens under joint operating agreements in respect of obligations which are not yet due or which are contested in good faith by appropriate proceedings and if reserves adequate under the Company’s accounting principles shall have been established therefor; and (d)  servitudes, easements, restrictions, rights of way and other similar rights or liens in real or immovable property or any interest therein, provided the same do not materially impair the use of such property for the purposes for which it is held.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Fair Market Value” of any property means, as of the time of determination, the then fair market value of such property as determined in good faith by the Manager, which determination shall be conclusive for all purposes.

“Family Member” means, with respect to a Member that is an individual, a spouse, lineal ancestor, lineal descendant, legally adopted child, brother or sister of such Member, or lineal descendant or legally adopted child of a brother or sister of such Member.

“Fiscal Year” means the fiscal year of the Company, which shall end on December 31 of each calendar year unless, for U.S. federal income tax purposes, another fiscal year is required or the Manager designates another permitted fiscal year. Unless otherwise determined by the Manager, the Company shall have the same fiscal year for U.S. federal income tax purposes and for accounting purposes.

“HSR Act” has the meaning set forth in Section 5.02(f).

“Initial Capital Contribution” has the meaning set forth in Section 5.01(a).

“Laredo” has the meaning set forth in the preamble of this document.

“Laredo Indemnitees” has the meaning set forth in Section 10.10.

“Laredo Indemnitors” has the meaning set forth in Section 10.10.

“Laredo Initial Capital Contribution Amount” has the meaning set forth in Section 5.01(b).

“Liquidity Event” means the occurrence of any of the following: (a) a merger, business combination or consolidation of the Company with a third party following which the Members or their respective Affiliates immediately preceding such merger, business combination or consolidation do not hold a majority of the equity interests of the Person surviving or resulting from such merger, business combination or consolidation; (b) the sale or disposition, whether in a single transaction or a series of related transactions, of all or substantially all of the assets of the Company (together with all of its Subsidiaries) to a third party followed promptly by the dissolution or liquidation of the Company; (c) the Transfer to a third party, whether in a single transaction or a series of related transactions, of more than seventy- five (75%) of the Units (by merger, exchange, consolidation or otherwise); or (d) the winding up, dissolution or liquidation of the Company.

“Majority” means the holders of at least 51% of the then outstanding Units.

“Manager” has the meaning set forth in Section 9.01(a).

“Member” means any Person that holds one or more Units (but not any Affiliate or entity in which such Person has an equity interest) executing this Agreement as of the Effective Date as a member, or hereafter admitted to the Company as a member in accordance with this Agreement, but such term does not include any Person who has ceased to be a member of the Company.

“Member Nonrecourse Debt” has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).

“Member Nonrecourse Deduction” has the meaning assigned to the term “partner nonrecourse deduction” in Treasury Regulation Section 1.704-2(i)(1).

“Minimum Gain” has the meaning assigned to that term in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“New Equity Securities” has the meaning set forth in Section 13.02(b).

“Nonrecourse Deduction” has the meaning assigned to that term in Treasury Regulation Section 1.704-2(b).

“NPI Agreement” means that certain Net Profits Interest Agreement dated November [•], 2021, by and among Lustre Oil Company LLC, Erehwon Oil & Gas, LLC, and the Company, as amended from time to time.

“ NPI Expenses” means the “Well Development Costs” to be paid by the Company in performance of Section 2 of the NPI Agreement.

“Officers” has the meaning set forth in Section 9.03.

“Original Agreement” has the meaning set forth in the recitals of this Agreement.

“Other Investments” has the meaning set forth in Section 3.04(a).

“Partnership Representative” has the meaning set forth in Section 4.05.

“Permitted Transferee” means, with respect to any Member, (a) a trust for estate planning purposes solely for the benefit of such Member or such Member’s Family Members of which the Transferring Member is the sole trustee, (b) a corporation, partnership or limited liability company which is, and at all times shall continue to be, wholly owned and controlled by such Member or such Member’s Family Members, (c) upon disability of such individual, to such individual’s legal guardian or (d) upon the death of such individual, to such individual’s executor, administrator or testamentary or inter vivos trustee or to such individual’s Family Members.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee- executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Proceeding” has the meaning set forth in Section 10.01.

“Profits” or “Losses” means, for each Allocation Period, an amount equal to the Company’s taxable income or loss for such period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)                any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(b)                any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses,” shall be subtracted from such taxable income or loss;

(c)                 in the event the Book Value of any asset is adjusted pursuant to clause (b) or clause (c) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 6.02, be taken into account for purposes of computing Profits or Losses;

(d)                in the event the Book Liability Value of any liability of the Company described in Treasury Regulation Section 1.752-7(b)(3)(i) is adjusted as required by this Agreement, the amount of such adjustment shall be treated as an item of loss (if the adjustment increases the Book Liability Value of such liability of the Company) or an item of gain (if the adjustment decreases the Book Liability Value of such liability of the Company) and shall be taken into account for purposes of computing Profits or Losses;

(e)                gain or loss resulting from any disposition of property (other than Depletable Property) with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(f)                 gain or loss resulting from any disposition of a Depletable Property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be treated as being equal to the corresponding Simulated Gain or Simulated Loss;

(g)                in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;

(h)                to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(i)                  any items that are allocated pursuant to Section 6.02 shall be determined by applying rules analogous to those set forth in clauses (a) through (h) hereof but shall not be taken into account in computing Profits and Losses.

“Remaining Commitment Amount” means, at the time of determination, with respect to each Member, its Commitment Amount less all Capital Contributions made (and all unfunded Capital Contributions, if any, required to be made pursuant to previous capital calls) by such Member prior to such time.

“Renounced Business Opportunity” has the meaning set forth in Section 3.04(c).

“Securities Act” means the U.S. Securities Act of 1933, and the rules and regulations thereunder as in effect from time to time.

“Sharing Percentage” means, as to any Member, as of the time of determination, the percentage obtained by dividing the number of Units held by such Member by the total number of issued and outstanding Units held by all of the Members at the time in question.

“Simulated Basis” means the Book Value of any Depletable Property. The Simulated Basis of each Depletable Property shall be allocated to the Members in accordance with each Member’s Capital Interest Percentage as of the time such Depletable Property is acquired by the Company (and any additions to such Simulated Basis resulting from expenditures required to be capitalized in such Simulated Basis shall be allocated among the Members in a manner designed to cause the Members’ proportionate shares of such Simulated Basis to be in accordance with their Capital Interest Percentages as determined at the time of any such additions), and shall be reallocated among the Members in accordance with the Members’ Capital Interest Percentages as determined immediately following the occurrence of an event giving rise to an adjustment to the Book Values of the Company’s Depletable Properties pursuant to clause (b) of the definition of Book Value.

“Simulated Depletion” means, with respect to each Depletable Property, a depletion allowance computed in accordance with U.S. federal income tax principles (as if the Simulated Basis of the property were its adjusted tax basis) and in the manner specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(k )(2). For purposes of computing Simulated Depletion with respect to any Depletable Property, the Simulated Basis of such property shall be deemed to be the Book Value of such property, and in no event shall such allowance, in the aggregate, exceed such Simulated Basis.

“Simulated Gain” means the amount of gain realized from the sale or other disposition of Depletable Property as calculated in Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2).

“Simulated Loss” means the amount of loss realized from the sale or other disposition of Depletable Property as calculated in Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2).

“Subsidiary” means, with respect to any Person: (a) any corporation, partnership, limited liability company or other business entity of which a majority of the equity interests entitled to vote under ordinary circumstances in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation) are at the time owned or Controlled by such Person or by one or more of the other direct or indirect Subsidiaries of such Person or a combination thereof (regardless of whether, at the time, equity interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency); (b) a partnership in which such Person or any direct or indirect Subsidiary of such Person is a general partner; or (c) a limited liability company in which such Person or any direct or indirect Subsidiary of such Person is a managing member or manager.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 11.03(b) in place of and with the rights of a Member and who is shown as a Member on the books and records of the Company.

“Tax” or “Taxes” means any tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature, including but not limited to, any net income, gross income, profits, gross receipts, excise, or withholding tax imposed by or on behalf of any government authority, together with any interest, penalties or additions to tax.

“Tax Distribution” means, with respect to any Member for any Fiscal Year, the excess, if any, of (a) the Cumulative Assumed Tax Liability of such Member as of such Fiscal Year, over (b) the amount of distributions made to such Member pursuant to Section 7.01(b) during such Fiscal Year and all prior Fiscal Years, plus the amount of distributions made to such Member pursuant to Section 7.03 with respect to all prior Fiscal Years.

“Tax Distribution Date” means, with respect to each Fiscal Year, the first March 15 following the end of such Fiscal Year.

“Transfer” means the sale, assignment, encumbrance, pledge, hypothecation, conveyance, distribution, transfer or other voluntary disposition (by gift or otherwise, and whether as security or otherwise) by a Member of all or a portion of his, her or its Units, whether effected directly or indirectly, including rights to vote and to receive dividends or other income with respect thereto. For purposes of this definition, “Transfer” of a Unit includes (a) the sale, assignment, encumbrance, pledge, hypothecation, conveyance, distribution, transfer or other voluntary disposition (by gift or otherwise, and whether as security or otherwise) of an equity interest in any Person substantially all of the assets of which consist, directly or indirectly, of Units, or (b) the merger or consolidation of a Member, or of any Person referred to in clause (a), with another Person. “Transferor,” “Transferee,” “Transferred” and “Transferring” have meanings corresponding to the foregoing.

“Treasury Regulations” means the final or temporary regulations promulgated by the U.S. Department of the Treasury under the Code.

“Trigger Event” shall have occurred if the Initial Manager (or any of its officers) is found by a court of competent jurisdiction to have: (a) committed (or enters a plea of nolo contendere to having committed) embezzlement, fraud or any other act involving material improper personal benefit against the Company or its assets; (b) committed a felony; (c) engaged in conduct that amounts to gross negligence, recklessness, or willful malfeasance with respect to the Company or its assets; (d) willfully breached this Agreement, which breach remains uncured as of the date of such finding, in a manner that has a material adverse effect on the Company; or (e) knowingly violated any law in a manner that has a material adverse effect on the Company.

“Unit” means a membership interest in the Company representing a fractional part of the limited liability company interests in the Company of all the Members; provided, however, that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement and the equity interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers and duties set forth in this Agreement.

“Unreturned Capital Contributions” means, with respect to each Unit, as of the time of determination, the cumulative Capital Contributions made in respect of such Unit, less the cumulative amount of all prior distributions made in respect of such Unit pursuant to Section 7.01(a) as of such time.

Section 1.02. Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter. All references to Articles and Sections refer to articles and sections of this Agreement, all references to Exhibits are to Exhibits attached to this Agreement, each of which is made a part of this Agreement for all purposes and all references to “including” shall be construed as meaning “including without limitation.” All references to dollars refer to United States dollars. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear. The word “or” shall not be exclusive. Unless the context requires otherwise, all references to laws, regulations, contracts, agreements and instruments refer to such laws, regulations, contracts, agreements and instruments as in effect at the time of determination (taking into account any amendments thereto effective at such time without regard to whether such amendments were enacted or adopted after the Effective Date), and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation. The Table of Contents and the Article, Section and Exhibit titles and headings in this Agreement are inserted for convenience only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

ARTICLE II

ORGANIZATIONAL AND OTHER MATTERS

Section 2.01.        Formation; Ratification.

(a)                The Company was organized as a Montana limited liability company in accordance with the Act by the filing of the Articles in the office of the Secretary of State of the State of Montana on October [•], 2021. The rights and obligations of the Members and the administration and termination of the Company shall be governed by this Agreement and the Act. This Agreement is the “operating agreement” of the Company within the meaning of the Act. To the extent that this Agreement is inconsistent in any respect with the Act, this Agreement will control except to the extent provided in Section 10.08 and Section 15.08.

(b)                The Members hereby ratify any and all acts taken or caused to be taken by Laredo and its Affiliates in the name of or on behalf of the Company prior to the date hereof.

Section 2.02.      Name. The name of the Company is “Olfert No. 11-4 Holdings, LLC” and the business of the Company shall be conducted under that name, or under any other name adopted by the Manager from time to time in accordance with the Act.

Section 2.03.      Limited Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and no Member shall be obligated personally for any of such debts, obligations or liabilities solely by reason of being a Member.

Section 2.04.      Registered Address; Registered Agent; Principal Office; Other Offices. The registered address of the Company in the State of Montana required to be maintained by the Act shall be the initial registered address designated in the Articles or such other office (which need not be a place of business of the Company) as the Manager may designate from time to time in any manner provided by Applicable Law. The registered agent of the Company in the State of Montana shall be the initial registered agent designated in the Articles or such other Person or Persons as the Manager may designate from time to time in the manner provided by the Act. The principal office of the Company shall be at such place as the Manager may designate from time to time. The Company may have such other offices as the Manager may determine appropriate.

Section 2.05.      Purposes. Unless otherwise determined by the Manager at any time, the purposes of the Company are acquiring, developing, owning and operating oil and gas assets and mineral rights, or any other activities approved by the Manager, and to engage in any activities necessary, appropriate, desirable, ancillary, convenient or incidental thereto that are permitted by the Act and the Manager.

Section 2.06.      Foreign Qualification. Prior to conducting business in any jurisdiction other than the State of Montana, the Manager shall cause the Company to comply, to the extent procedures are available, with all requirements necessary to qualify the Company as a foreign limited liability company in such jurisdiction. Each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming to this Agreement that are necessary or appropriate to qualify, or, as appropriate, to continue or terminate such qualification of, the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

Section 2.07.      Term. The Company commenced on the date the Articles were filed with the Secretary of State of the State of Montana and shall continue in existence until it is liquidated or dissolved in accordance with this Agreement and the Act.

Section 2.08.      No State Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

Section 2.09.      Title to Company Assets. Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Manager, or Officer shall have any ownership interest in such Company assets. Title to any or all of the Company assets may be held in the name of the Company or one or more of its Subsidiaries or one or more nominees, as the Manager may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

Section 2.10.      No Payments of Individual Obligations. The Members shall use the Company’s credit and assets solely for the benefit of the Company. Subject to Section 14.03(a), no asset of the Company shall be Transferred for or in payment of any individual obligation of any Member.

Section 2.11.      Superseding Effect. This Agreement amends, restates and supersedes the Original Agreement in its entirety. The Original Agreement shall no longer have any force or effect on or after the Effective Date.

ARTICLE III

UNITS; MEMBERS; REPRESENTATIONS

Section 3.01.      Units Generally. The Units shall be a single class of units.

Section 3.02.      Units; Members. Subject to Section 13.01 and Section 13.02, the Manager shall have the authority to issue, on behalf of the Company and subject to the remainder of this Section 3.02, an unlimited number of Units. The identity of all of the Members as of the Effective Date and their respective Commitment Amounts, Commitment Ratios and Remaining Commitment Amounts, the number and issue date of the Units held by each Member, and the Sharing Percentage of each Member are reflected on Exhibit A, which shall be amended as necessary by the Manager to reflect any changes in such information. Units may be issued, and the Persons to whom such Units are issued, if not already Members, may be admitted as additional Members only after, in each case (i) the approval of the Manager and (ii) such Person executes an Adoption Agreement and any other agreements and instruments in such form and substance as the Manager may deem necessary or desirable to effect such admission. The Company shall amend Exhibit A from time to time solely with the approval of the Manager so that it reflects a true and complete list of the Members, their respective Commitment Amounts, Commitment Ratios and Remaining Commitment Amounts, the number and issue date of the Units held by each Member and the Sharing Percentage of each Member.

Section 3.03.      Unit Certificates. Units may be (but need not be) represented by certificates in such form as the Manager shall from time to time approve, but shall be recorded in a register thereof maintained by the Company. If the Manager elects to certificate the Units and a mutilated Unit certificate is surrendered to the Company or if a Member claims and submits an affidavit or other evidence, satisfactory to the Manager, to the effect that the Unit certificate has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Unit certificate if the requirements of the Manager are met. If required by the Manager, such Member must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Manager to protect the Company against any loss which may be suffered. The Company may charge such Member for its reasonable out-of-pocket expenses in replacing a Unit certificate which has been mutilated, lost, destroyed or wrongfully taken. Units issued as of the Effective Date are not represented by certificates.

Section 3.04.      Conflicts of Interest.

(a)           Generally. Each Member acknowledges that Laredo, its Affiliates and their respective officers, directors, shareholders, partners, members, agents and employees (collectively, the “Laredo Business Opportunities Group”) have participated (directly or indirectly) and may or will continue to participate (directly or indirectly) as investors, officers, directors, shareholders, partners, members, sponsors, agents and employees in assets, corporations, joint ventures, limited liability companies, general partnerships, limited partnerships and other entities, involved in the acquisition, development, ownership and operation of oil and gas assets (“Other Investments”), including oil and gas leasehold and other mineral rights, and may develop or become aware of business opportunities for Other Investments.

(b)           Waiver of Conflicts. Each of the Members (in his, her or its own name and in the name and on behalf of each of the Company and its Subsidiaries) expressly acknowledges and agrees that, while Laredo and its officers intend to devote such time as is necessary to the proper conduct of the business of the Company and its Subsidiaries, they and the Laredo Business Opportunities Group may, in the future, pursue Other Investments and, therefore, will not devote full time and attention to the Company, its business or affairs and no member of the Laredo Business Opportunities Group will have any duty to disclose to the Company, any other Member or the Manager any business opportunities. Each of the Members (and the Members on behalf of the Company and its Subsidiaries) also acknowledges and agrees that members of the Laredo Business Opportunities Group may have duties not to disclose Confidential Information of or related to Other Investments. Each of the Members (in his, her or its own name and in the name and on behalf of the Company and its Subsidiaries) hereby:

(i)                  agrees that (A) the terms of this Section 3.04 to the extent that they modify or limit a duty or other obligation, if any, that any of the members of the Laredo Business Opportunities Group may have to the Company or another Member under the Act or other Applicable Law are reasonable in form, scope and content; and (B) the terms of this Section 3.04 shall control to the fullest extent possible if such terms conflict with a duty or other obligation, if any, that any member of the Laredo Business Opportunities Group may have to the Company or another Member under the Act or any other Applicable Law; and

(ii)                waives any duty or other obligation, if any, that any member of the Laredo Business Opportunities Group may have to the Company or another Member, pursuant to the Act or any other Applicable Law, to the extent necessary to give effect to the terms of this Section 3.04.

(c)           Business Opportunities. Except as specifically set forth in Section 3.04(b) above, each of the Company and the Members (in his, her or its own name and in the name and on behalf of the Company and its Subsidiaries) acknowledges and agrees that the Company (on behalf of itself and its Subsidiaries) hereby renounces any interest or expectancy in any business opportunity, transaction or other matter in which any of the members of the Laredo Business Opportunities Group participates or desires to participate (each such business opportunity is referred to as a “Renounced Business Opportunity”). None of the members of the Laredo Business Opportunities Group shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company, its Subsidiaries or any Member thereof and may pursue any Renounced Business Opportunity solely for its own account. The members of the Laredo Business Opportunities Group shall not in any way be prohibited or restricted from engaging in, investing in, independently or with others, any Renounced Business Opportunity.

(d)           Resolution of Conflicts of Interest. Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between any Member, Officer or Manager, on the one hand, and the Company, any Member or any Transferee, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any standard of care or duty stated or implied by law or equity, if the resolution or course of action is or, by operation of this Agreement is deemed to be, fair and reasonable to the Company. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Company if such conflict of interest or resolution is, as determined by the Manager, (i) on terms no less favorable to the Company than those generally being provided to or available from unrelated third parties or (ii) fair to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company). The Manager shall be authorized in connection with its determination of what is “fair and reasonable” to the Company and in connection with its resolution of any conflict of interest to consider, among other factors: (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable accounting or engineering practices or principles; and (D) such additional factors as the Manager determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the Manager to consider the interest of any Person. So long as the Manager acts in good faith, the resolution, action or terms so made, taken or provided by the Manager with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty stated or implied by law or equity.

(e)           Acknowledgement. Each of the Members (in his, her or its own name and in the name and on behalf of the Company and its Subsidiaries) acknowledges and agrees that the execution and delivery of this Agreement by Laredo is of material benefit to the Company, its Subsidiaries and the Members, and that the Members would not be willing to (x) execute and deliver this Agreement, and (y) make their agreed Capital Contributions to the Company, without the benefit of this Section 3.04 and Section 10.09 and the agreement of the parties thereto.

Section 3.05.      Representations and Warranties.

(a)           Each Member hereby severally (solely with respect to itself) and not jointly represents and warrants to the Company and each other Member that the following statements are true and correct as of the date such Person is first admitted as a Member and shall be true and correct at all times that such Member is a Member:

(i)                  if such Member is a corporation, limited liability company, partnership or other entity, such Member is duly incorporated, organized or formed (as applicable), validly existing, and (if applicable) in good standing under the laws of the jurisdiction of its incorporation, organization or formation; and such Member has full corporate, limited liability company, partnership or other applicable power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by its board of directors, stockholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by such Member have been duly taken;

(ii)               such Member has duly executed and delivered this Agreement and the other documents contemplated herein, and, assuming due execution by the other parties hereto and thereto, such documents constitute the legal, valid and binding obligation of such Member enforceable against such Member in accordance with the terms of each such document (except as may be limited by bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity);

(iii)              such Member’s authorization, execution, delivery and performance of this Agreement does not and shall not (A) conflict with, or result in a breach, default or violation of, (x) the organizational documents of such Member (if such Member is not a natural person), (y) any contract, obligation or agreement to which such Member is a party or is otherwise subject, or (z) any law, order, judgment, decree, writ, injunction or arbitral award to which such Member is subject; or (B) require any consent, approval or authorization from, filing or registration with, or notice to, any governmental authority or other Person, unless such requirement has already been satisfied;

(iv)             the Units to be acquired by such Member pursuant to this Agreement will be acquired for investment for such Member’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof;

(v)              in the case of each Member, such Member is an experienced investor in securities and acknowledges that it can bear the economic risk of its investment in the Units acquired pursuant to this Agreement and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Units;

(vi)             in the case of each Member, such Member is an Accredited Investor;

(vii)            such Member has had an opportunity to discuss the Company’s and its Subsidiaries’ businesses, management and financial affairs and the terms and conditions of the offering of Units with the Company’s management;

(viii)           such Member understands that the Units issued hereunder have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Member’s representations as expressed herein; such Member understands that such Member is purchasing an interest in the Company without being furnished any offering literature or prospectus; and such Member further understands that the Units acquired by it hereunder are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Member cannot sell, assign, transfer, pledge or otherwise dispose of, and must hold indefinitely, the Units acquired by it hereunder unless such Units are registered with the Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available;

(ix)              such Member understands that no public market now exists for the Units or any other securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Units or any other securities issued by the Company; and

(x)               if an individual, such Member is of the full age of majority and is legally competent to execute this Agreement and to take all action pursuant hereto.

ARTICLE IV

CERTAIN AGREEMENTS OF THE COMPANY AND THE MEMBERS

Section 4.01.       Books, Records and Access.

(a)        The Company shall keep and maintain proper and complete books and records of accounts, Taxes, financial information and all matters pertaining to the Company (and its Subsidiaries).

(b)        The Company shall provide to the Members the following reports:

(i)       within one hundred and twenty (120) days of the close of each Fiscal Year, consolidated financial statements of the Company prepared in accordance with the accounting principles as are generally used in keeping the Company’s books and preparing its tax returns;

(ii)       within sixty (60) days of the end of any fiscal quarter, quarterly consolidated financial statements of the Company for the previous quarter prepared in accordance with the accounting principles as are generally used in keeping the Company’s books and preparing its tax returns; and

(iii)       such other reports and information (in any form, electronic or otherwise) as the Manager may determine, including any reports and information regarding assets or equity in another Person held by the Company or any of its Subsidiaries.

Section 4.02.       Tax Returns and Forms. The Company shall prepare and timely file all U.S. federal, state, local and foreign Tax and information returns required to be filed by the Company. Any income Tax return of the Company shall be prepared by an independent public accounting firm selected by the Manager. Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is reasonably necessary to enable the Company’s Tax returns to be timely prepared and filed. The Company shall use commercially reasonable efforts to deliver or cause to be delivered, as soon as practicable after the end of each Fiscal Year, to each Person who was a holder of Units at any time during such Fiscal Year all information necessary for the preparation of such Person’s United States federal and state income Tax returns.

Section 4.03.       Tax Partnership. It is the intention of the Members that the Company be classified as a partnership for U.S. federal income tax purposes. Unless otherwise approved by the Manager, neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law or to be classified as other than a partnership pursuant to Treasury Regulation Section 301.7701-3.

Section 4.04.       Tax Elections. The Company shall make the following elections on the appropriate forms or tax returns:

(a)	to adopt the calendar year as the Company’s Fiscal Year, if permitted under the Code;

(b)	to adopt the accrual method of accounting for U.S. federal income tax purposes;

(c)	to elect to amortize the organizational expenses of the Company as permitted by Code Section 709(b); and

(d)	any other election the Manager may deem appropriate.

Section 4.05.       Partnership Representative. The partnership representative of the Company pursuant to Code Section 6223(a) shall be Laredo, provided that such partnership representative may be removed and replaced by action of the Manager to the extent permitted by the provisions of the Code or Treasury Regulations issued thereunder. (Any person who is designated as the partnership representative is referred to herein as the “Partnership Representative”). The Partnership Representative is authorized to take such actions and to execute and file all statements and forms on behalf of the Company which may be permitted or required by the applicable provisions of the Internal Revenue Code or Treasury Regulations issued thereunder, provided that the Partnership Representative may file any suit only with the approval of the Manager. The Partnership Representative shall have the sole authority to act on behalf of the Company under Subchapter C of Chapter 63 of Subtitle F of the Code (relating to IRS partnership audit proceedings) and in any Tax proceedings brought by other taxing authorities, and the Company and all Members shall be bound by the actions taken by the Partnership Representative in such capacity. The Partnership Representative shall be reimbursed by the Company for all expenses incurred in connection with all examinations of the Company’s affairs by Tax authorities, including resulting proceedings, and is authorized to expend Company funds for professional services and costs associated therewith. The Partnership Representative shall keep the Members informed as to the status of any audit of the Company’s Tax affairs. Without first obtaining the approval of the Manager, the Partnership Representative shall not, with respect to Company Tax matters: (a) enter into a settlement agreement with respect to any Tax matter, or (b) enter into an agreement extending the statute of limitations. If an audit of any of the Company’s Tax returns shall occur, the Partnership Representative shall not settle or otherwise compromise assertions of the auditing agent which may be adverse to any Member as compared to the position taken on the Company’s Tax returns without the prior written consent of each such affected Member. If an audit results in an imputed underpayment by the Company as determined under Code Section 6225, the Partnership Representative may make the election under Code Section 6226(a) within forty-five (45) days after the date of the notice of final partnership adjustment in the manner provided by the Internal Revenue Service. If such an election is made, the Company shall furnish to each Member of the Company for the year under audit a statement reflecting the Member’s share of the adjusted items as determined in the notice of final partnership adjustment, and each such Member shall take such adjustment into account as required under Code Section 6226(b) and shall be liable for any related interest, penalty, addition to tax, or additional amount. The Company shall indemnify the Partnership Representative from and against any claim, liability and expense (including attorneys’ fees) it may incur in connection with its duties as the Partnership Representative.

Section 4.06.       Combined Tax Groups. In the event Laredo (or its direct or indirect owners) is obligated to pay Taxes attributable to the assets or operations of the Company (or any of its Subsidiaries), as a result of Laredo (or its direct or indirect owners) and the Company (or any of its Subsidiaries) being treated as members of a combined, consolidated, unitary or other group of entities, the Company shall reimburse Laredo for the amount of Taxes paid by Laredo that are attributable to the Company and its Subsidiaries following the Company’s receipt of written notice and support documentation relating to such Taxes. An amount paid to Laredo pursuant to this Section 4.06 shall be treated as a reimbursement for amounts paid on behalf of the Company and shall not be treated as a distribution to Laredo for purposes of Section 7.01. If not paid within ten (10) days of the Company’s receipt of such written notice, the amount due from the Company pursuant hereto shall bear interest from the expiration of such ten (10) day period at a rate of eight percent (8%) per annum.

Section 4.07.       Bank Accounts. The Manager shall cause the Company to establish and maintain one or more separate bank and investment accounts for Company funds in the Company’s name with such financial institutions and firms as the Manager may select and designate signatories thereon. The Company may not commingle the Company’s funds with the funds of any other Person other than, as determined by the Manager, the Company’s Subsidiaries.

ARTICLE V

CAPITAL CONTRIBUTIONS

Section 5.01.       Initial Capital Contributions of Members; Initial Unit Issuances.

(a)       Within five (5) Business Days of the Effective Date (or such later date as may be determined by the Manager), each of the Members listed on Exhibit A shall contribute, in readily available funds or, as applicable and noted on Exhibit A, other property (the initial Book Value of which is set forth on Exhibit A opposite each such Member’s name), the amount set forth opposite his, her or its name on Exhibit A under the heading “Initial Capital Contribution” to the Company as a Capital Contribution (each, an “Initial Capital Contribution”), and in exchange therefor such Member shall receive the number of Units set forth opposite such Member’s name under the heading “Initial Number of Units to be Issued” on Exhibit A. Each Unit issued in accordance with the foregoing sentence shall be deemed to have been issued and funded on the Effective Date.

(b)       Notwithstanding Section 5.01(a), the Company and the Members hereby acknowledge and agree that (i) as of the Effective Date, Laredo and its Affiliates have incurred expenses on behalf of the Company in an aggregate amount equal to $59,935 (the “Laredo Initial Contribution Amount”) and Laredo shall be deemed to have made a Capital Contribution in an amount equal to the Laredo Initial Contribution Amount as of the Effective Date, (ii) such deemed Capital Contribution shall count towards the satisfaction of Laredo’s Commitment Amount and Laredo’s Remaining Commitment Amount shall be reduced by an amount equal to the Laredo Initial Contribution Amount, and (iii) the Company has issued to Laredo, on the Effective Date, 59,935 Units in respect of such deemed Capital Contribution, and such issuance is hereby ratified, confirmed and approved.

(c)       For the avoidance of doubt, all equity interests in the Company existing prior to the Effective Date, and all agreements in connection therewith, are hereby automatically (and without action by any Person) forfeited, or terminated, as the case may be, and of no further force or effect.

Section 5.02.       Further Capital Contributions.

(a)       The Manager may issue capital calls to the Members in such amounts and at such times as it shall determine. Except as otherwise provided herein, with respect to each such capital call, each Member shall be required to contribute to the Company an amount such that, to the greatest extent possible after giving effect to such capital call and all Capital Contributions previously made by all of the Members to the Company (including all of the Initial Capital Contributions), each Member has contributed to the Company an amount equal to the aggregate Capital Contributions previously made and then being made by all Members at such time, multiplied by such Member’s Commitment Ratio at such time, until such Member has made aggregate Capital Contributions (including its Initial Capital Contribution) equal to its Commitment Amount; provided, that, unless otherwise determined by the Manager, each capital call shall be apportioned among all Members whose Remaining Commitment Amount is greater than zero based on their respective Commitment Ratios at such time; provided, further, that, unless otherwise determined by the Manager, during the time that any Member’s Remaining Commitment Amount is greater than zero, Capital Contributions shall be made pursuant to this Section 5.02(a) solely by Members whose Remaining Commitment Amount is greater than zero until such time that their Remaining Commitment Amount equals zero. Upon receipt by the Company of each such additional Capital Contribution, each contributing Member shall be issued one (1) additional Unit in exchange for each one dollar ($1.00) contributed (or in the case of contributed property, for each one dollar ($1.00) of value of such contributed property as agreed upon at such time by the Manager and such Member). Each Member’s obligation to purchase Units pursuant to this Section 5.02(a) is several, and not joint, and no Member will have any obligation with respect to any other Member under this Section 5.02(a).

(b)       Unless otherwise specified by the Manager, each Member shall have ten (10) Business Days from the issuance of a capital call pursuant to Section 5.02(a) and corresponding written notice to such Member to make such Member’s required Capital Contribution.

(c)       Notwithstanding the provisions of Section 5.02(a), no Member shall be obligated to make Capital Contributions after the expiration of the Commitment Period.

(d)       If a Member fails to pay any portion of the amount validly called for by the Manager pursuant to Section 5.02(a) when due (after being given notice of such failure and a reasonable opportunity to cure, not to exceed five (5) Business Days) (a “Defaulting Member”), then the Manager shall have the right to cause the Company to (i) charge an additional amount on the unpaid balance of any such Capital Contribution or other payments at a rate equal to fifteen percent (15%) per annum from the date such balance was due and payable through the date full payment for such balance is actually made (which additional amount shall not be treated as a Capital Contribution for any purpose); (ii) prohibit the Defaulting Member from participating in any or all future investments; (iii) offset amounts otherwise distributable or payable to such Defaulting Member under this Agreement to satisfy the unpaid balance of such Capital Contribution or other payments and any such additional amounts; (iv) reduce the Defaulting Member’s proportionate share of all future distributions by the Company to take into account the failure of the Defaulting Member to make any Capital Contributions required under this Agreement; (v) either (A) allow each non-defaulting Member to make additional Capital Contributions pro rata in accordance with the Commitment Amounts of such non-defaulting Member relative to the aggregate Commitment Amounts of all non-defaulting Members to cover the defaulted Capital Contribution of a Defaulting Member and, to the extent any such defaulted amount is not assumed by any such other non-defaulting Member, permit any of the Members so contributing to assume any such unpaid amounts (in which case each Member’s Commitment Amount will be adjusted proportionately to account for such substituted Capital Contribution) or (B) allow each non-defaulting Member to, after reasonable notice to the Defaulting Member, make a loan to the Defaulting Member in an aggregate amount equal to the Defaulting Member’s portion of the applicable Capital Contribution pro rata in accordance with such non-defaulting Member’s Sharing Percentage, which loan will be repaid in full out of distributions otherwise payable to the Defaulting Member hereunder prior to any distribution being made to such Defaulting Member and shall be secured by a pledge of the Defaulting Member’s Units; or (vi) impose any other remedies available at law. Without limiting the foregoing sentence, and in addition to the remedies therein, if a Member fails to pay any portion of the amount validly called for by the Manager pursuant to Section 5.02(a) when due and such amount is still unpaid on the date that is one (1) month after such due date, such Defaulting Member shall automatically forfeit the Defaulting Portion of his, her or its Units unless, in each case, such forfeiture is waived by a majority vote of the non-defaulting Members (based on their relative Sharing Percentages).

(e)       Notwithstanding anything herein to the contrary, the mere approval or consent by the Manager of any contractual obligation (including any acquisition or other transaction) shall not be deemed an implicit consent by such Person to a further capital call or an increase in such Person’s Commitment Amount pursuant to Section 5.02(a), or otherwise, unless such approval or consent expressly references that it is a consent of the Manager with respect to a capital call or an increase in such Person’s Commitment Amount in accordance with Section 5.02(a).

(f)       If any regulatory approval, including the filing and the expiration of any waiting period under the Hart Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), is required prior to the issuance of any Units, the Company will not issue such Units, and no contribution will be required or permitted in respect thereof, until such approval has been obtained (or in the case of the HSR Act, such filing has been completed and such waiting period has expired or been terminated).

Section 5.03.       Withdrawal of Capital. No Member shall have the right to withdraw any capital from the Company; provided, however, that the Manager may determine to distribute capital to the Members from time to time in accordance with the terms hereof.

Section 5.04.       Capital Accounts.

(a)       A capital account (a “Capital Account”) shall be established and maintained for each Member in accordance with the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv). Each Member’s Capital Account (i) shall be increased by (A) the amount of money contributed by such Member to the Company, (B) the Book Value of property contributed by such Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Code Section 752), (C) allocations to such Member of Profits pursuant to Section 6.01 and any other items of income or gain allocated to such Member pursuant to Section 6.02, (D) in the case of a Member receiving a Compensatory Membership Interest, the amount included in the Member’s compensation income under Code Section 83(a), 83(b) or 83(d)(2), and (E) any other increases allowed or required by Treasury Regulation Section 1.704-1(b)(2)(iv), and (ii) shall be decreased by (A) the amount of money distributed to such Member by the Company, (B) the Book Value of property distributed to such Member by the Company (net of liabilities secured by the distributed property that such Member is considered to assume or take subject to under Code Section 752), (C) allocations to such Member of Losses pursuant to Section 6.01 and any other items of loss or deduction allocated to such Member pursuant to Section 6.02, and (D) any other decreases allowed or required by Treasury Regulation Section 1.704-1(b)(2)(iv).

(b)       In the event of a Transfer of Units made in accordance with this Agreement, the Capital Account of the Transferor that is attributable to the Transferred Units shall carry over to the Transferee Member in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l).

(c)       Except as otherwise required by the Act, no Member shall have any liability to restore all or any portion of a deficit balance in such Member’s Capital Account.

Section 5.05.       Funding of Contributions. Capital Contributions attributable to the Units shall be paid by wire transfer of immediately available funds to an account designated by the Manager or, if approved by the Manager, contributing other property (the initial Book Value of which property shall be agreed upon by the Manager).

ARTICLE VI

ALLOCATIONS

Section 6.01.       Allocations of Profits and Losses. After giving effect to the allocations under Section 6.02, Profits and Losses (and to the extent determined necessary and appropriate by the Manager to achieve the resulting Capital Account balances described below, any allocable items of gross income, gain, loss or deduction includable in the computation of Profits and Losses) for each Allocation Period shall be allocated among the Members during such Allocation Period, in such a manner as shall cause the Capital Accounts of the Members (as adjusted to reflect all allocations under Section 6.02 and all distributions through the end of such Allocation Period) to equal, as nearly as possible, (a) the amount such Members would receive if all assets of the Company on hand at the end of such Allocation Period were sold for cash equal to their Book Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited in the case of non-recourse liabilities to the Book Value of the property securing such liabilities), and all remaining or resulting cash were distributed to the Members under Section 7.01, minus (b) the sum of (i) such Member’s share of Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets and (ii) the amount any such Member is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets. Notwithstanding anything to the contrary in this Agreement, the Manager may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account such facts and circumstances as the Manager reasonably deems relevant for this purpose.

Section 6.02.       Special Tax Allocations. The following allocations shall be made in the following order (unless a different order is required by the applicable Treasury Regulations):

(a)       Nonrecourse Deductions shall be allocated to the Members as determined by the Manager, to the extent permitted by the Treasury Regulations.

(b)       Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated to the Members bearing the Economic Risk of Loss for such Member Nonrecourse Debt as determined under Treasury Regulation Section 1.704-2(b)(4). If more than one Member bears the Economic Risk of Loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the Economic Risk of Loss. This Section 6.02(b) is intended to comply with the provisions of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

(c)       Notwithstanding any other provision hereof to the contrary and except to the extent provided in Treasury Regulations Sections 1.704-2(f)(2), (3), (4) and (5), if there is a net decrease in Minimum Gain for an Allocation Period (or if there was a net decrease in Minimum Gain for a prior Allocation Period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 6.02(c)), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in such Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(g)(2)). This Section 6.02(c) is intended to constitute a minimum gain chargeback under Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(d)       Notwithstanding any provision hereof to the contrary except Section 6.02(c) (dealing with Minimum Gain) and except to the extent provided otherwise in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain for an Allocation Period (or if there was a net decrease in Member Nonrecourse Debt Minimum Gain for a prior Allocation Period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 6.02(d)), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(i)(4)). This Section 6.02(d) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(e)       Notwithstanding any provision hereof to the contrary except Section 6.02(a) and Section 6.02(b), no Losses or other items of loss or expense shall be allocated to any Member to the extent that such allocation would cause such Member to have a deficit balance in its Adjusted Capital Account (or increase any existing deficit balance in its Adjusted Capital Account) at the end of such Allocation Period. All Losses and other items of loss and expense in excess of the limitation set forth in this Section 6.02(e) shall be allocated to the Members who do not have a deficit balance in their Adjusted Capital Accounts in proportion to their relative positive Adjusted Capital Accounts but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have a deficit in its Adjusted Capital Account.

(f)       Notwithstanding any provision hereof to the contrary except Section 6.02(c) and Section 6.02(d), a Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) shall be allocated items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Allocation Period) in an amount and manner sufficient to eliminate any deficit balance in such Member’s Adjusted Capital Account as quickly as possible; provided, however, that an allocation pursuant to this Section 6.02(f) shall be made only if and to the extent that such Member would have deficit Adjusted Capital Account balance after all other allocations provided for in this ARTICLE VI have been tentatively made as if this Section 6.02(f) were not in this Agreement. This Section 6.02(f) is intended to constitute a qualified income offset under Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(g)       In the event that any Member has a deficit balance in its Adjusted Capital Account at the end of any Allocation Period, such Member shall be allocated items of Company gross income and gain in the amount of such deficit as quickly as possible; provided, however, that an allocation pursuant to this Section 6.02(g) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account after all other allocations provided for in this ARTICLE VI have been tentatively made as if Section 6.02(f) and this Section 6.02(g) were not in this Agreement.

(h)       To the extent an adjustment to the adjusted tax basis of any Company properties pursuant to Code Section 734(b) or Code Section 743(b) (including any such adjustments pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to any Member in complete liquidation of such Member’s Units, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) if such Treasury Regulation Section applies, or to the Member to whom such distribution was made if Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

(i)       Simulated Depletion for each Depletable Property, and Simulated Loss and Simulated Gain upon the disposition of a Depletable Property, shall be allocated among the Members in proportion to their shares of the Simulated Basis in such property.

(j)       If, as a result of an exercise of a noncompensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).

Section 6.03.       Income Tax Allocations.

(a)       All items of income, gain, loss and deduction for U.S. federal income tax purposes shall be allocated in the same manner as the corresponding item is allocated pursuant to Section 6.01 or Section 6.02, except as otherwise provided in this Section 6.03 or Section 6.04.

(b)       In accordance with the principles of Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Book Values), income, gain, deduction and loss with respect to any Company property having a Book Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Members in order to account for any such difference using the “remedial allocation method” under Treasury Regulation Section 1.704-3(d) unless the Manager determines to utilize another Section 704(c) method or methods that are allowable under the applicable Treasury Regulations.

(c)       Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulation Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions (taking into account the effect of remedial allocations), and (ii) recapture of grants credits shall be allocated to the Members in accordance with Applicable Law.

(d)       Tax credits of the Company shall be allocated among the Members as provided in Treasury Regulation Sections 1.704-1(b)(4)(ii) and 1.704-1(b)(4)(viii).

(e)       Allocations pursuant to this Section 6.03 are solely for purposes of U.S. federal, state, and local taxes and, except as otherwise specifically provided, shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

Section 6.04.       Income Tax Allocations with Respect to Depletable Properties.

(a)       Cost and percentage depletion deductions with respect to any Depletable Property shall be computed separately by the Members rather than the Company. For purposes of such computations, the U.S. federal income tax basis of each Depletable Property shall be allocated to each Member in accordance with such Member’s Capital Interest Percentage as of the time such Depletable Property is acquired by the Company (and any additions to such U.S. federal income tax basis resulting from expenditures required to be capitalized in such basis shall be allocated among the Members in a manner designed to cause the Members’ proportionate shares of such adjusted U.S. federal income tax basis to be in accordance with their Capital Interest Percentages as determined at the time of any such additions), and shall be reallocated among the Members in accordance with the Members’ Capital Interest Percentages as determined immediately following the occurrence of an event giving rise to an adjustment to the Book Values of the Company’s Depletable Properties pursuant to clause (b) of the definition of Book Value. The Company shall inform each Member of such Member’s allocable share of the U.S. federal income tax basis of each Depletable Property promptly following the acquisition of such Depletable Property by the Company, any adjustment resulting from expenditures required to be capitalized in such basis, and any reallocation of such basis as provided in the previous sentence.

(b)       For purposes of the separate computation of gain or loss by each Member on the taxable disposition of Depletable Property, the amount realized from such disposition shall be allocated (i) first, to the Members in an amount equal to the Simulated Basis in such Depletable Property in proportion to their allocable shares thereof and (ii) second, any remaining amount realized shall be allocated consistent with the allocation of Simulated Gains.

(c)       The allocations described in this Section 6.04 are intended to be applied in accordance with the Members’ “interests in partnership capital” under Section 613A(c)(7)(D) of the Code; provided, however, that the Members understand and agree that the Manager may authorize special allocations of federal income tax basis, income, gain, deduction or loss, as computed for U.S. federal income tax purposes, in order to eliminate differences between Simulated Basis and adjusted U.S. federal income tax basis with respect to Depletable Properties, in such manner as determined consistent with the principles outlined in Section 6.03(b). The provisions of this Section 6.03(c) and the other provisions of this Agreement relating to allocations under Code Section 613A(c)(7)(D) are intended to comply with Treasury Regulation Section 1.704-1(b)(4)(v) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

(d)       Each Member, with the assistance of the Company, shall separately keep records of its share of the adjusted tax basis in each Depletable Property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property and use such adjusted tax basis in the computation of its cost depletion or in the computation of its gain or loss on the disposition of such property by the Company. Upon the reasonable request of the Company, each Member shall advise the Company of its adjusted tax basis in each Depletable Property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection for purposes of allowing the Company to make adjustments to the tax basis of its assets as a result of certain transfers of interests in the Company or distributions by the Company. The Company may rely on such information and, if it is not provided by the Member, may make such reasonable assumptions as it shall determine with respect thereto.

Section 6.05.       Other Allocation Rules.

(a)       All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the Transferor and the Transferee based on the portion of the Allocation Period during which each was recognized as the owner of such interest, without regard to the results of Company operations during any particular portion of that Allocation Period and without regard to whether cash distributions were made to the Transferor or the Transferee during that Allocation Period; provided, however, that this allocation must be made in accordance with a method permissible under Code Section 706 and the Treasury Regulations thereunder.

(b)       The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulation Section 1.752-3(a)(3), shall be allocated to the Members in any manner determined by the Manager and permissible under the Treasury Regulations.

(c)       The definition of Capital Account set forth in Section 5.04(a) and the allocations set forth in Section 6.02, Section 6.03 and Section 6.04 and the preceding provisions of this Section 6.05 are intended to comply with the Treasury Regulations. If the Manager determines that the determination of a Member’s Capital Account or the allocations to a Member is not in compliance with the Treasury Regulations, the Manager is authorized to make any appropriate adjustments.

ARTICLE VII

DISTRIBUTIONS

Section 7.01.       Distributions. Subject to Section 5.02(d), Section 7.03, Section 7.05 and Section 14.03, all Distributable Property of the Company shall be distributed to the Members at such time or times (if any) as the Manager determines in its sole discretion in the order and priority set forth in Section 7.01(a) through Section 7.01(b):

(a)       First: one hundred percent (100%) to the holders of outstanding Units with positive Unreturned Capital Contributions, pro rata in proportion to their relative amounts of positive Unreturned Capital Contributions, until the Unreturned Capital Contributions attributable to each such outstanding Unit have been reduced to zero dollars ($0.00); and

(b)       Second: one hundred percent (100%) to the holders of outstanding Units, pro rata in proportion to their relative number of outstanding Units.

In the event the Manager elects to distribute shares of capital stock or other equity interests to the Members in accordance with this Section 7.01, the Manager, in its sole discretion, may elect to make such distribution subject to restrictions (including the use of escrow accounts, lock-ups or other contractual restrictions on the beneficial rights in respect of such shares or other equity interests) so long as such restrictions do not adversely affect the intended economic rights, preferences, privileges or powers of the Units pursuant to the foregoing provisions of this Section 7.01.

Section 7.02.       Distributions in Kind. No Member has any right to demand or receive a distribution from the Company in any form other than cash.

Section 7.03.       Tax Distributions. Notwithstanding anything to the contrary in this ARTICLE VII, the Company shall, subject to the availability of cash (as determined by the Manager in good faith), make cash distributions to each Member on the Tax Distribution Date with respect to each Fiscal Year to the extent of the required Tax Distribution, if any, of such Member for such Fiscal Year; provided, however, the Company may, upon election by the Manager in its sole discretion, make such cash distributions on a quarterly basis based upon estimates of the required Tax Distribution in a manner sufficient to permit the Members to satisfy their respective quarterly estimated tax payment obligations. All quarterly tax distributions to a Member shall be treated as an advance of, and shall offset, the cash distribution payable to the Member (pursuant to this Section 7.03) on the next Tax Distribution Date. Any distributions made pursuant to this Section 7.03 to a Member shall be treated as an advance payment of, and shall reduce, the amounts otherwise distributable to such Member pursuant to Section 7.01(a) through Section 7.01(b) in subsequent distributions.

Section 7.04.       Withholding . The Company may withhold distributions or portions thereof if it is required to do so by Applicable Law, and each Member hereby authorizes the Company to withhold from and pay on behalf of or with respect to such Member any amount of U.S. federal, state, local or foreign taxes that the Manager determines that the Company is required to withhold and pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement. Except with respect to amounts that a Member contributes to the Company upon the request of the Manager, any amounts withheld pursuant to this Section 7.04 shall be treated as having been distributed to such Member for all purposes of this Agreement at the time such withholding is made. To the extent that the cumulative amount of such withholding for any period exceeds the distributions to which such Member is entitled for such period, the amount of such excess shall be considered a loan from the Company to such Member, with interest accruing at the primary rate of interest then publicly quoted by JPMorgan Chase Bank or at the request of the Manager, the amount of such excess shall be promptly paid to the Company by the Member on whose behalf such withholding is required to be made; provided, however, that any such payment shall not be treated as a Capital Contribution and shall not reduce the amount that a Member is otherwise obligated to contribute to the Company. Any income from any deemed loan shall not be allocated to or distributed to the Member requiring such loan. Any such loan shall be satisfied out of distributions to which such Member would otherwise be subsequently entitled until such time as the Manager requests that the Member pay such amount to the Company. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Units to secure such Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 7.04. Each Member shall take such actions as the Company may request in order to perfect or enforce the security interest created hereunder. Each Member hereby agrees to indemnify and hold harmless the Company, the other Members and the Manager from and against any liability (including any liability for Taxes) with respect to income attributable to or distributions or other payments to such Member. Notwithstanding any other provision of this Agreement, (i) any Person who ceases to be a Member shall be treated as a Member for purposes of this Section 7.04 and (ii) the obligations of a Member pursuant to this Section 7.04 shall survive indefinitely with respect to any Taxes withheld or paid by the Company that relate to the period during which such Person was actually a Member, regardless of whether such Taxes are assessed, withheld or otherwise paid during such period.

Section 7.05.       Limitations on Distribution. Notwithstanding anything in this Agreement to the contrary, the Company shall not make a distribution to any Member on account of its Units if such distribution would violate Section 35-8-604 of the Act.

ARTICLE VIII

ACTIONS BY MEMBERS

Section 8.01.       Meetings. Annual meetings of Members may, but need not, be held. The annual meeting of Members may be held at such place and on such date as the Manager may designate. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Manager, or any Member or Members who hold in the aggregate a Majority.

Section 8.02.       Place of Meetings. The Manager may designate any place, either within or outside the State of Montana, as the place of meeting for any meeting of Members. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal executive office of the Company.

Section 8.03.       Notice of Meetings; Waiver of Notice Through Attendance. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than three (3) nor more than fifty (50) days before the date of the meeting, either personally or by mail, facsimile or other electronic transmission, by or at the direction of the Manager or Person calling the meeting, to each Member entitled to vote at such meeting. Attendance of a Member at any meeting of Members shall constitute a waiver of notice of such meeting, except where such Member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened and notifies the other Members at such meeting of such purpose.

Section 8.04.       Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or sent or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members.

Section 8.05.       Quorum. Members holding at least a Majority represented in person or by proxy shall constitute a quorum at any meeting of Members.

Section 8.06.       Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney in fact. Such proxy shall be filed with the Manager before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A facsimile or other electronic transmission by the Member, or a facsimile or other electronic reproduction of, an executed writing shall be effective for purposes of this Section 8.06. The chair of the meeting shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chair of the meeting, in which event such inspector or inspectors shall decide all such questions. A proxy shall be with full power of substitution and shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two (2) or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority or, if only two (2) Persons are designated as proxies, then both, of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one (1) be present, then such powers may be exercised by that one.

Section 8.07.       Action by Members Without a Meeting. Any action required or permitted to be taken at a meeting of Members may be taken without a meeting (or notice) if the action is evidenced by one or more written consents describing the action to be taken by the Members that are signed by Members holding at least a Majority. Action taken under this Section 8.07 is effective when the requisite number of Members required to approve such action have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting is the date the first Member signs and delivers to the Company a written consent. An electronic mail or similar transmission by a Member, or a facsimile or other electronic reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this Section 8.07.

Section 8.08.       Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

Section 8.09.       Conduct of Meetings. All meetings of the Members shall be presided over by the chair of the meeting, who shall be chosen by the Manager from among the officer of the Manager. The chair of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as necessary.

Section 8.10.       No Power to Manage. Except for the rights expressly reserved to one (1) or more Members hereunder, none of the Members in his, her or its capacity as a Member shall have any power or authority to (a) manage the business or affairs of the Company, (b) enter into any agreements on behalf of the Company or (c) bind any other Members to any contracts or agreements.

ARTICLE IX

MANAGEMENT OF THE COMPANY

Section 9.01.       Management.

(a)       The business and affairs of the Company shall be managed by or under the authority of one manager (the “Manager”), to whom, subject to the limitations set forth in this Agreement and as otherwise required by the Act, the Members hereby delegate, and in which is vested, the full, exclusive and complete power, authority and discretion to manage and control the administration, affairs, business and operations of the Company. The Manager shall be a “manager” of the Company as defined in the Act.

(b)       Unless explicitly provided otherwise in this Agreement, the Manager shall have the power, right and authority on behalf and in the name of the Company and its Subsidiaries to carry out any and all of the objects and purposes of the Company and its Subsidiaries and to perform all acts which the Manager, in its sole discretion, may deem necessary or desirable, including, without limitation:

(i)       negotiate, execute, consent to, amend, modify or terminate instruments and agreements (including the NPI Agreement) with respect to the assets, business, and investments of the Company and the operation thereof;

(ii)       make distributions to the Members pursuant to this Agreement;

(iii)      make payment of any fees and other amounts due and owing to the Manager under this Agreement;

(iv)       subject to Section 9.04(e), cause the Company to incur indebtedness, whether secured or unsecured by the assets of the Company;

(v)       hire such advisors, consultants or other professionals as may be reasonably required to conduct the business of the Company;

(vi)       commence and defend litigation and arbitration, whether on behalf of the Company or on its own behalf, arising out of assets or activities of the Company, as well as cause the Company to have such insurance coverage as the Manager determines to be necessary or advisable; and

(vii)       take such actions and execute such instruments and agreements as the Manager may deem advisable or appropriate in connection with the conduct of the business and affairs of the Company.

Section 9.02.       Manager.

(a)       Appointment. The Manager shall be appointed by a Majority. The initial Manager shall be Laredo (the “Initial Manager”), to serve until its earlier removal or resignation pursuant to the terms of this Agreement. The Manager may be removed from its position as manager of the Company at any time, with or without cause, by a Majority; provided, however, only upon the occurrence of a Trigger Event will the Members have the right to remove the Initial Manager. The Manager may at any time resign from its position as manager of the Company by delivering notice of its resignation to each of the Members.

(b)       Vacancies. If a vacancy is created in the position of the Manager at any time by the death, disability, retirement, dissolution, resignation or removal of the Manager, a Majority of the Members shall have the sole and exclusive right to designate a replacement therefor.

Section 9.03.       Officers. The Manager may appoint such officers of the Company, including the chief executive officer of the Company, as the Manager may deem necessary or advisable (collectively, the “Officers”) and such Officers shall have the power, authority and duties delegated herein or otherwise in writing by the Manager. To the extent authorized by the Manager, any Officer may have responsibility for the management of the normal and customary day-to -day operations of the Company and act on behalf of, bind and execute and deliver documents in the name and on behalf of the Company and its Subsidiaries, in each case, subject to Section 9.04. The Officers of the Company are required to promptly notify the Manager of any material occurrences or incidents relating to the Company’s or any of its Subsidiaries’ business or operations. The Manager may, in its sole discretion, remove any Officer with or without cause at any time.

Section 9.04.       Actions Requiring Approval of a Majority. None of the Company or any of the Company’s Subsidiaries may take any of the following actions without prior approval of a Majority (it being agreed that the below items are in addition to any and all other requirements imposed by other provisions of this Agreement or Applicable Law):

(a)      except as provided for in Section 15.05, amend this Agreement, the Articles, or any other governing documents of the Company or any of its Subsidiaries;

(b)      any extension of the Commitment Period (as described in the definition of such term);

(c)      cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in this Agreement;

(d)      obligate the Company to acquire any interest in any oil and gas properties other than as provided in the NPI Agreement;

(e)      borrow money for the Company from banks, other lending institutions, the Manager, Members, or Affiliates of the Manager or Members or in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums; no debt shall be contracted or liability incurred by or on behalf of the Company except by the Manager, or to the extent permitted under the Act by agents or employees of the Company expressly authorized to contract such debt or incur such liability by the Manager;

(f)      knowingly do any act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(g)       confess a judgment against the Company in an amount in excess of $100,000;

(h)      knowingly perform any act that would cause the Company to conduct business in a state which has neither enacted legislation which permits limited liability companies to organize in such state nor permits the Company to register to do business in such state as a foreign limited liability company;

(i)      cause the Company to admit any additional Members other than pursuant to the terms of this Agreement;

(j)      cause the Company to incur any liabilities in any transaction in excess of $100,000, other than as provided in the NPI Agreement;

(k)      sell or otherwise dispose of all or substantially all of the Company’s assets other than immaterial assets in the ordinary course of the Company’s business, except for an Approved Sale; and

(l)      any voluntary filing of a petition in bankruptcy or any appointment of a trustee, receiver or liquidator of the Company, other than in connection with the final dissolution and winding up of the Company in accordance with the terms of this Agreement.

Section 9.05.       Reimbursements. The Manager shall not be paid a fee for acting as the manager of the Company; provided that, the Manager and its Affiliates shall be entitled to prompt reimbursement from the Company for all Company Expenses.

Section 9.06.       Grant of Authority. Each Member hereby irrevocably constitutes and appoints the Manager with full power of substitution, each as its true and lawful attorney and agent, in its name, place and stead to make, execute, acknowledge, deliver and, if necessary, to file and record:

(a)       any certificates or other instruments or amendments thereof which the Company may be required to file under the Act or any other laws of the State of Montana or pursuant to the requirements of any governmental authority having jurisdiction over the Company or which the Manager shall deem it advisable to file, including this Agreement, any amended Agreement or certificate of cancellation;

(b)       any certificates or other instruments (including counterparts of this Agreement with such changes as may be required by the law of other jurisdictions) and all amendments thereto which the Manager deems appropriate or necessary to qualify, or continue the qualification of, the Company as a limited liability company;

(c)       any certificates or other instruments which the Manager determines may be required in order to effectuate the dissolution and termination of the Company pursuant to ARTICLE XIV; and

(d)       any amendment to any certificate or to this Agreement necessary to reflect any other changes made pursuant to the exercise of the powers of attorney contained in this ARTICLE IX or otherwise pursuant to this Agreement.

ARTICLE X

INDEMNIFICATION

Section 10.01.       Power to Indemnify in Actions, Suits or Proceedings. Subject to Section 10.06, the Company shall indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such Person is a Covered Person (each, a “Proceeding”), against any and all losses, claims, expenses (including attorneys’ fees), costs, liabilities, damages, interest, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Covered Person in connection with such Proceeding; provided, however, that such Covered Person shall not be indemnified by the Company if there has been a final and non -appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which such Covered Person is seeking indemnification hereunder, and taking into account the acknowledgments and agreements set forth in this Agreement, such Covered Person committed bad faith, fraud, willful or intentional misconduct or criminal wrongdoing (provided such Covered Person did not have a reasonable to believe his or its conduct was unlawful). Any indemnification provided hereunder shall be satisfied solely out of the assets of the Company (including available insurance coverage, if any), as an expense of the Company and, accordingly, no Covered Person shall be subject to personal liability by reason of these indemnification provisions.

Section 10.02.       Authorization of Indemnification. Except as provided in Section 10.03, any indemnification under this ARTICLE X (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of a Covered Person is proper in the circumstances because he, she or it has met the applicable standard of conduct set forth in Section 10.01. The determination of whether a Covered Person has met the standard of conduct that entitled it to indemnification hereunder shall be made by the Manager (excluding any such Person who is seeking indemnification at issue). To the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 10.01, or in defense of any claim, issue or matter therein, he, she or it shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

Section 10.03.       Expenses Payable in Advance. Upon written request by a Covered Person, the Company shall pay reasonable expenses incurred (or reasonably expected to be incurred) by such Covered Person in defending or investigating a Proceeding in advance of (a) the final disposition of such Proceeding and (b) the determination of whether such Covered Person has met the standard of conduct that entitles such Covered Person to indemnification hereunder; provided, however, prior to payment (or advancement) by the Company of any such expenses, the Covered Person shall provide an unsecured undertaking to the Company to repay all such amounts if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this ARTICLE X; provided, further, that in no event shall the Company be required to pay or advance to any Covered Person any amounts in connection with a Proceeding initiated by (i) such Covered Person or (ii) the Company or any of its Subsidiaries.

Section 10.04. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this ARTICLE X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, contract, a vote of Members or determination by the Manager, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the Persons specified in Section 10.01 shall be made to the fullest extent permitted by Applicable Law. The provisions of this ARTICLE X shall not be deemed to preclude the indemnification of any Person who is not specified in Section 10.01, but whom the Company has the power or obligation to indemnify under the provisions of the Act or otherwise.

Section 10.05.       Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE X shall, unless otherwise provided when authorized or ratified, inure to the benefit of the heirs, executors and administrators of a Covered Person. Any amendment, modification or repeal of this Section 10.05 or any provision of this ARTICLE X shall be prospective only and shall not in any way affect the limitations on liability of the Covered Persons, or terminate, reduce or impair the right of any past, present or future Covered Person, under and in accordance with the provisions of this ARTICLE X as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 10.06.       Limitation on Indemnification. Notwithstanding anything contained in this ARTICLE X to the contrary, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person on behalf of such Covered Person unless such proceeding (or part thereof) was authorized or consented to by the Manager.

Section 10.07.       Indemnification of Employees and Agents. The Company may, to the extent authorized from time to time by the Manager, provide rights to indemnification and the advancement of expenses to employees and agents of the Company or its Subsidiaries similar to those conferred in this ARTICLE X to Covered Persons.

Section 10.08.       Severability. The provisions of this ARTICLE X are intended to comply with the Act. To the extent that any provision of this ARTICLE X authorizes or requires indemnification or the advancement of expenses contrary to the Act or the Articles, the Company’s power to indemnify or advance expenses under such provision shall be limited to that permitted by the Act and the Articles and any limitation required by the Act or the Articles shall not affect the validity of any other provision of this ARTICLE X.

Section 10.09.       Standard of Care; Limitation of Liability.

(a)       No Member, in its capacity as a Member, shall have any fiduciary or other duty to the Company, any other Member, the Manager, or any other Person that is a party to or is otherwise bound by this Agreement other than the implied contractual covenant of good faith and fair dealing under this Agreement and other than such Member’s express obligations under this Agreement or non-waivable duties and obligations under the Act.

(b)       To the maximum extent permitted by Applicable Law, whenever a Member, in its capacity as a Member, is permitted or required to make a decision or take an action or omit to take an action (including wherever in this Agreement that any Member is permitted or required to make, grant or take a determination, a decision, consent, vote, judgment or action at its “discretion,” “sole discretion” or under a grant of similar authority or latitude), such Member shall be entitled to consider only such interests and factors, including its own, as it desires, and shall have no duty or obligation to give any consideration to any other interest or factors whatsoever. To the maximum extent permitted by Applicable Law, no Member shall be liable to the Company or to any other Member for losses sustained or liabilities incurred as a result of any act or omission (in relation to the Company, any transaction, any investment or any business decision or action) taken or omitted by such Member, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgments and agreements set forth in this Agreement, such Member engaged in bad faith, fraud, willful or intentional misconduct or criminal wrongdoing; provided, however, the foregoing shall not limit or otherwise affect a Member’s liability with respect to a breach of the express terms of this Agreement applicable to such Member or any non-waivable duties or obligations under the Act.

(c)       Each Covered Person may rely, and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer, agent or representative of any Person in order to ascertain any fact with respect to such Person or within such Person’s knowledge, in each case unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, action or inaction, such Covered Person committed bad faith, fraud, willful or intentional misconduct or criminal wrongdoing.

(d)       To the maximum extent permitted by Applicable Law, neither the Manager (nor any officer, director, employee, or manager thereof) nor any Officer shall be liable to the Company or to any Member for losses sustained or liabilities incurred as a result of any act or omission (in relation to the Company, any transaction, any investment or any business decision or action) taken or omitted by the Manager or such Officer, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgments and agreements set forth in this Agreement, the Manager or Officer, as the case may be, engaged in bad faith, fraud, willful or intentional misconduct or criminal wrongdoing; provided, however, the foregoing shall not limit or otherwise affect the Manager’s or any Officer’s liability with respect to a breach of the express terms of this Agreement applicable to the Manager or such Officer or any non-waivable duties or obligations under the Act.

(e)       The Manager (and each of its officers, directors, employees, and managers) and each Officer shall be entitled to rely on the provisions of this Agreement and on the advice of counsel, accountants and other professionals that is provided to the Company or the Manager, and the Manager shall not be liable to the Company or to any Member for such reliance on this Agreement or such advice; provided, however, that there has not been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, and taking into account the acknowledgments and agreements set forth in this Agreement, the Manager engaged in bad faith, fraud, willful or intentional misconduct or criminal wrongdoing.

(f)       NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY BUT SUBJECT TO ARTICLE III, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NO MEMBER (IN HIS, HER OR ITS CAPACITY AS A MEMBER) SHALL BE LIABLE TO THE COMPANY, TO ANY MEMBER OR TO ANY OTHER PERSON MAKING CLAIMS ON BEHALF OF THE FOREGOING FOR CONSEQUENTIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, INCLUDING DAMAGES FOR LOSS OF PROFITS, LOSS OF USE OR REVENUE OR LOSSES BY REASON OF COST OF CAPITAL, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE BUSINESS OF THE COMPANY OR ANY OF ITS CONTROLLED AFFILIATES, REGARDLESS OF WHETHER SUCH CLAIMS ARE BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR SIMILAR LAW OR ANY OTHER LEGAL OR EQUITABLE DUTY OR PRINCIPLE, AND THE COMPANY AND EACH MEMBER HEREBY RELEASE EACH OTHER MEMBER (IN HIS, HER OR ITS CAPACITY AS A MEMBER) FOR ANY SUCH DAMAGES.

(g)       Notwithstanding anything in this Agreement to the contrary, nothing in this Section 10.09 shall limit or waive any claims against, actions, rights to sue, other remedies or other recourse the Company, any Member or any other Person may have against any Member, the Manager or any Officer for a breach of contract claim relating to any binding agreement, including this Agreement.

Section 10.10.       Indemnitor of First Resort. As a result of agreements or obligations arising outside of this Agreement, it may be the case that certain members, directors or employees of Laredo that are Covered Persons (the “Laredo Indemnitees”) have certain rights to indemnification, advancement of expenses or insurance provided by Laredo or certain of its Affiliates (collectively, the “Laredo Indemnitors”). However, regardless of whether or not there are any such rights to indemnification, advancement of expenses or insurance provided by any Laredo Indemnitor, (i) the Company is the indemnitor of first resort (i.e., the Company’s obligations to the Laredo Indemnitees are primary and any obligation of the Laredo Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Laredo Indemnitee are secondary), (ii) the Company shall be required to advance the full amount of expenses incurred by the Laredo Indemnitees and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and the Laredo Indemnitees), and (iii) the Company and each Member, in his, her or its capacity, hereby irrevocably waives, relinquishes and releases each of the Laredo Indemnitors from any and all claims against any of the Laredo Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. Regardless of any advancement or payment by the Laredo Indemnitors on behalf of any Laredo Indemnitee with respect to any claim for which a Laredo Indemnitee has sought indemnification from the Company, (x) the foregoing shall not be affected and (y) the Laredo Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Laredo Indemnitee against the Company. The Laredo Indemnitors shall be express third-party beneficiaries of this Agreement for purposes of enforcing the provisions of this Section 10.10.

Section 10.11.       Insurance. The Company shall, to the extent determined to be appropriate by the Manager, directly or indirectly, maintain insurance (including directors’ and officers’ insurance), at its expense, to protect the Manager and each Officer, and the Company may maintain such insurance to protect itself and any other Person, in each case against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the Act.

ARTICLE XI

TRANSFER OF UNITS

Section 11.01.       Approved Sale.

(a)       Notwithstanding anything to the contrary contained in this Agreement, at any time after the Effective Date, the Manager, in its discretion, may cause, after giving written notice to the Company and the other Members, a sale of the Company (and each of the Member’s participation therewith) pursuant to a securities disposition (by Unit sale, merger, business combination, consolidation or otherwise) or disposition of all or substantially all of the assets of the Company, in one or more transactions or a series of transactions (an “Approved Sale”), in accordance with the terms of this Section 11.01. Any such sale of the Company shall be pursuant to a bona fide transaction with an independent third party and at a price that the Manager determines, in good faith, to be the fair market value of the Company (or its assets) at that time. Any Member who sells any of its Units pursuant to the terms of this Section 11.01 shall make, or agree to, the same representations, warranties, covenants, indemnities and agreements as Laredo (as a Member), including any indemnification holdback (including by means of an escrow), in each case so long as the liabilities thereunder are borne pro rata based upon the allocation set forth in Section 11.01(b), except in the case of any such liabilities that relate specifically to a particular Member such as indemnification with respect to representations and warranties given by a Member regarding such Member’s title to and ownership of Units, in which case each Member will only be obligated to agree to such terms with respect to himself, herself or itself that Laredo provides in respect of itself). Subject to the foregoing in this Section 11.01(a), each Member shall take all actions reasonably requested by the Manager in connection with the consummation of the Approved Sale, including tendering such Member’s Units and consenting to, voting for and waiving any dissenters rights, appraisal rights or similar rights and participating in any exchange or other transaction required in connection with such Approved Sale; provided, however, that no Member shall be required to assume or incur any liability in excess of the amount to be distributed or paid to such Member in connection with the Approved Sale.

(b)       In any Approved Sale, each holder of Units shall receive, in respect of such holder’s Units, the same proportion of the aggregate consideration from such Approved Sale that such holder would have received, in respect of such holder’s Units, if such aggregate consideration were Distributable Property (and such aggregate consideration shall be deemed Distributable Property for all purposes of this Section 11.01) that was being distributed by the Company pursuant to Section 7.01 and, for this purpose, such aggregate consideration will be computed based upon (i) the cash included in such consideration distributed in such distribution, plus (ii) the Fair Market Value of any non-cash property included in such consideration distributed in such distribution; provided, however, that notwithstanding anything to the contrary herein, the Manager, in its sole discretion, may elect to make any such distribution of non-cash property subject to restrictions (including the use of escrow accounts, lock-ups or other contractual restrictions on the beneficial rights in respect of such shares or other equity interests) so long as such restrictions do not adversely affect the intended economic rights, preferences, privileges or powers of the Members in respect of their Units pursuant to Section 7.01; provided, further, that the amount of Distributable Property, and the recipients thereof, shall be determined by application of Section 7.01 at the time of each distribution, and each such determination shall only take into account Distributable Property actually distributed at such time or prior to such time.

(c)       If the Approved Sale is a transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such transaction (including a merger, consolidation or other reorganization), the Members (other than those qualifying as Accredited Investors) shall, at the request of the Manager, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Manager. If any Member appoints a purchaser representative designated by the Manager, the Company shall pay the fees of such purchaser representative, but if any Member declines to appoint the purchaser representative designated by the Manager, such Member shall, if required, appoint another purchaser representative, and such Member shall be responsible for the fees of the purchaser representative so appointed. Notwithstanding the foregoing, if any consideration to be received in any Approved Sale consists of securities and if the Manager and the purchaser in the Approved Sale both reasonably determine that no exemption is available under the Securities Act or any applicable state securities laws for the issuance of such securities to any particular Member, then, in lieu of such securities, such Member shall receive cash equivalent to the Fair Market Value of such securities.

(d)       Each of the Members shall bear his, her or its pro rata share (based upon the allocation set forth in Section 11.01(b) by treating the costs as reducing the amount of Distributable Property) of the fees and expenses incurred in the Approved Sale to the extent such costs are incurred for the benefit of all Members and are not otherwise paid by the Company or the acquiring party. For purposes of this Section 11.01(d), fees, costs and expenses (including legal and expert fees and expenses) incurred by the Manager in connection with the consummation of an Approved Sale in accordance with this Section 11.01 shall be deemed to be for the benefit of all Members for purposes of this Section 11.01(d) whether or not the Approved Sale is consummated. Other fees, costs and expenses incurred by the Members for their own benefit will not be considered costs of the Approved Sale hereunder.

(e)       At least ten (10) Business Days prior to the consummation of the Approved Sale, or as otherwise requested by the Manager, each Member shall deliver to the Company to hold in escrow pending transfer of the consideration therefor any agreements or other documents reasonably required to consummate such sale, including a limited power-of-attorney authorizing the Company to take all actions necessary to sell or otherwise dispose of such Member’s Units. In the event that a Member should fail to deliver the Units or documents described herein, the Company shall cause the books and records of the Company to show that such Units are bound by the provisions of this Section 11.01 and that such Units may only be Transferred to the purchaser in such Approved Sale.

Section 11.02.       Transfer and Exchange. When Units are presented to the Company with a request to register the Transfer of such Units or to exchange such Units for Units of other authorized denominations, the Company shall register the Transfer or make the exchange as requested if the requirements of this Agreement for such transaction are met; provided, however, that the Units surrendered for Transfer or exchange shall be duly endorsed or accompanied by a written instrument of Transfer in form satisfactory to the Company, duly executed by the holder thereof or its attorney-in-fact and duly authorized in writing. No service charge shall be made for any registration of Transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Section 11.03.       Substituted Members.

(a)       Unless a Transferee becomes a Substituted Member in accordance with Section 11.03(b), such Transferee shall not be entitled to any of the rights granted to a Member hereunder, other than the right to receive allocations of income, gain, loss, deduction, credit and similar items and distributions attributable to the Transferred Units to which the Transferring Member would otherwise be entitled, to the extent such items are Transferred.

(b)       A Transferee of any Units of any Member or assignee or transferee of all or any portion of a Member’s Remaining Commitment Amount in accordance with Section 12.01 shall become a Substituted Member entitled to all the rights of a Member (relating to the Transferred Units or the right to acquire Units), respectively, if, and only if, (i) the Transfer or assignment has been made in accordance with this Agreement, and (ii) the Transferee or assignee executes and delivers an Adoption Agreement and any other instruments, in form and substance satisfactory to the Manager, as the Manager may deem necessary or desirable to effect such substitution. The Company shall be entitled to treat the record owner of any Units as the absolute owner thereof in all respects and shall incur no liability for distributions of cash or other property made to such owner until such time as a Transfer of such interest that complies with the terms of this Agreement has been effected.

ARTICLE XII

LIMITATIONS ON TRANSFERS

Section 12.01.       Restrictions on Transfer.

(a)       No Member shall Transfer any Units except as set forth in or permitted by this Agreement. Any purported Transfer in violation of this ARTICLE XII or, if applicable, the provisions of ARTICLE XI shall be void ab initio and of no force or effect. Other than Transfers pursuant to ARTICLE XI, each Member shall cause any proposed Transferee of any Unit to agree in writing, in an instrument in form and substance reasonably satisfactory to the Manager, to take and hold such securities subject to the provisions and upon conditions specified in this Agreement. No Person shall make or suffer any Transfer of his, her or its Units if such Transfer would (i) cause the Company or any Member to become subject to regulation under either the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended, (ii) violate, as applicable, the registration provisions of the Securities Act or the registration or qualification provisions of any applicable securities law, or (iii) without the prior consent of the Manager, cause the Company to become taxable as a corporation for U.S. federal income tax purposes.

(b)       Except as otherwise contemplated in this Agreement, Units shall not be Transferred by any Member before (i) satisfaction of the applicable conditions set forth in this Section 12.01 and, if applicable, compliance with the provisions of ARTICLE XI or (ii) except for Transfers in accordance with Section 12.01(c) or 12.01(d), receipt of consent of the Manager in its sole discretion; provided, however, that (A) any such Transfer of Units shall be subject to Section 11.03, (B) any such Transfer of Units shall comply with the last sentence of Section 12.01(a), and (C) the Transferee or assignee shall execute and deliver to the Company an Adoption Agreement.

(c)       Subject to Section 12.01(b), any Member may Transfer all or any of its Units to a Permitted Transferee, but only to the extent such Transferee executes and delivers to the Company an Adoption Agreement.

(d)       Any Transfer of Units to the Company shall be permitted notwithstanding anything to the contrary in this Agreement.

Section 12.02.       Restrictive Legend.

(a)       Securities Act Legend. Each Unit held by a Member, and each Unit issued to any subsequent Transferee of such Unit, if represented by a certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR “BLUE SKY” LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, TRANSFER, PLEDGE,  HYPOTHECATION OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

(b)       Other Legends. Each Unit issued to each Member or to a subsequent Transferee, if represented by a certificate, shall include a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF OLFERT NO. 11-4 HOLDINGS, LLC DATED EFFECTIVE AS OF NOVEMBER [•], 2021, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES. THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH AGREEMENT.

Section 12.03.       Spouses.

(a)       As a condition to becoming or remaining a Member, each Member that is an individual and is or becomes married, shall cause his or her spouse to promptly execute an agreement in the form of Exhibit B.

(b)       Any Units held by an individual who has failed to cause his or her spouse to execute an agreement in the form of Exhibit B and any Units held by a Person who is merely an assignee shall be subject to the right (but not the obligation) of the Company to acquire all of such Person’s Units for the Fair Market Value thereof, determined as of the date the Company elects to acquire such Units.

(c)       In the event of a property settlement or separation agreement between a Member that is an individual and his or her spouse, such Member shall use his or her best efforts to assign to his or her spouse only the right to share in profits and losses, to receive distributions, and to receive allocations of income, gain, loss, deduction or credit or similar item to which the Member was entitled, to the extent assigned.

(d)       If a spouse or former spouse of a Member that is an individual acquires a Unit without prior Manager approval, such spouse or former spouse hereby grants, as evidenced by Exhibit B, an irrevocable power of attorney (which shall be coupled with an interest) to the original Member who held such Units, as the case may be, to vote or to give or withhold such approval as such original Member shall himself or herself vote or approve with respect to such matter and without the necessity of the taking of any action by any such spouse or former spouse. Such power of attorney shall not be affected by the subsequent disability or incapacity of the spouse or former spouse granting such power of attorney. Such spouse or former spouse agrees that the Company shall have the right (but not the obligation) at any time to purchase all of the Units, if any, acquired by such spouse or former spouse at the Fair Market Value thereof, determined as of the date the Company elects to purchase such Units.

(e)       This Section 12.03 shall apply mutatis mutandis to each Member, Transferee or any of their respective Affiliates that is Controlled by (or for the benefit of) any current or former employee of the Company or any of its Subsidiaries, which employee is married or becomes married, and such employee’s spouse.

Section 12.04.       Termination of Certain Restrictions. Notwithstanding the foregoing provisions of this ARTICLE XII, the legend requirements of Section 12.02(a) shall terminate as to any Unit (a) when and so long as such Unit shall have been effectively registered under the Securities Act and disposed of pursuant thereto or disposed of pursuant to the provisions of Rule 144 (or any successor rule) thereof or (b) when the Company shall have received an opinion of counsel (or such other evidence) reasonably satisfactory to it that such Unit may be Transferred without registration thereof under the Securities Act and that such legend may be removed. Whenever the restrictions imposed by Section 12.02(a) shall terminate as to any Unit, the holder thereof, if such Unit is represented by a certificate, shall be entitled to receive from the Company, at the Company’s expense, a new certificate not bearing the restrictive legend set forth in Section 12.02(a).

ARTICLE XIII

ISSUANCE OF ADDITIONAL UNITS

Section 13.01.       Issuance of Additional Units. Subject to the provisions of this Agreement, including Section 13.02, the Manager is hereby authorized to cause the Company from time to time to issue to any Person or Persons additional Units in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, if the Manager determines in good faith that the Company has or will have a need for additional Capital Contributions for any proper Company purpose. The Manager shall make such determination to issue additional Units in its sole and absolute discretion and without the approval of any of the Members, including (a) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Units, (b) the right of each such class or series of Units to share in Company distributions, (c) the rights of each such class or series of Units upon dissolution and liquidation of the Company, (d) the price at and the terms and conditions on which such class or series of Units may be redeemed by the Company, if such Units are redeemable by the Company, (e) the rate at and the terms and conditions on which such class or series of Units may be converted into any other class or series of Units, if any class or series of Units are issued with the privilege of conversion, and (f) the right of such class or series of Units to vote on matters relating to the relative rights and preferences of such class or other matters. Upon the issuance of any class or series of Units, the Manager may amend any provision of this Agreement and may add any new provision to this Agreement, and execute, swear to, acknowledge, deliver, file and record amended Articles and whatever other documents may be required in connection therewith, as shall be necessary or desirable to reflect the issuance of such class or series of Units and the relative rights and preferences of such class or series of Units as to the matters set forth in the preceding sentence; provided, however, that no amendment shall be permitted hereunder that would require the consent of a Member or class of Members under Section 15.05(b) unless such consent is obtained in connection therewith. The Manager is authorized and directed to do all things it deems to be necessary or advisable in connection with any such future issuance to reflect the issuance of the Units and the admission of any Member acquiring the Units, including compliance with any statute, rule, regulation or guideline of any U.S. federal, state, or other governmental agency or any securities exchange on which the Units or other such security is listed for trading.

Section 13.02.       Preemptive Rights.

(a)       General. Each Member that is an Accredited Investor (or has appointed a purchaser representative (as such term is defined in Rule 501 under the Securities Act)) shall have a preemptive right to purchase its pro rata share of all Equity Securities (based on its Sharing Percentage), as defined below, that the Company may, from time to time, propose to issue and sell after the date hereof, other than the Equity Securities excluded by Section 13.02(c). The term “Equity Securities” means (i) any Unit, (ii) any security convertible, with or without consideration, into any Unit (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Unit or (iv) any such warrant or right.

(b)       Exercise of Rights. If the Company proposes to issue any Equity Securities (other than Equity Securities excluded by Section 13.02(c)) after the date hereof (the “New Equity Securities”), the Company shall give each Member that is an Accredited Investor (or has appointed a purchaser representative (as such term is defined in Rule 501 under the Securities Act)) written notice of such issuance of the New Equity Securities (which notice may be provided prior to or contemporaneously with such issuance of the New Equity Securities, or thereafter, but not later than thirty (30) days after the completion of such issuance of the New Equity Securities), describing the New Equity Securities and the price and terms and conditions upon which the New Equity Securities are to be or were issued or sold. Subject to Section 13.02(c), each Member that is an Accredited Investor (or has appointed a purchaser representative (as such term is defined in Rule 501 under the Securities Act)) shall have twenty (20) days from the giving of such notice to agree to purchase, for the price and upon the terms and conditions specified in such notice, up to (i) if the New Equity Securities have not yet been issued, such Member’s pro rata share of the New Equity Securities (based on its Sharing Percentage) or (ii) if the New Equity Securities have already been issued, the amount of additional Equity Securities of the same class and having identical rights, preferences, privileges and powers as such New Equity Securities that, if purchased by such Member, would result in such Member’s share of the aggregate amount of such New Equity Securities and any Equity Securities issued in connection therewith pursuant to this Section 13.02(b) being equal to such Member’s pro rata share of the New Equity Securities (based on its Sharing Percentage) had such Member participated fully in the issuance of the New Equity Securities, in each case by giving written notice to the Company and stating therein the quantity of New Equity Securities (if the New Securities have not yet been issued) or additional Equity Securities (if the New Equity Securities have already been issued) to be purchased by such Member. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any such Member if such offer or sale would cause the Company to violate any applicable securities law requirements.

(c)        Excluded Securities. The preemptive rights established by this Section 13.02(b) shall have no application to any of the following Equity Securities:

(i)       Units issued (A) on the date hereof, (B) pursuant to Section 5.01(a), or (C) pursuant to Section 5.02 (with respect to a Remaining Commitment Amount);

(ii)       any Equity Securities issued for consideration pursuant to a merger, consolidation, acquisition or similar business combination;

(iii)       any Equity Securities issued in connection with any split, dividend or recapitalization by the Company; and

(iv)       any Equity Securities issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution.

ARTICLE XIV

DISSOLUTION AND LIQUIDATION

Section 14.01.       Dissolution. The Company shall be dissolved upon (a) the election of the Manager, (b) entry of a decree of judicial dissolution of the Company pursuant to the Act, (c) at any time there are no Members, unless the Company is continued in accordance with the Act, or (d) an Approved Sale.

Section 14.02.       Effect of Dissolution. Upon dissolution, the Company shall cease carrying on its business but shall not terminate until the winding up of the affairs of the Company is completed, the assets of the Company shall have been distributed as provided below and a statement of dissolution of the Company has been filed with the Secretary of State of the State of Montana.

Section 14.03.       Liquidation Upon Dissolution. Upon the dissolution of the Company, sole and plenary authority to effectuate the liquidation of the assets of the Company shall be vested in the Manager, who shall have full power and authority to sell, assign and encumber any and all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner. The proceeds of liquidation of the assets of the Company distributable upon a dissolution and winding up of the Company shall be applied in the following order of priority:

(a)       first, to the creditors of the Company, including creditors who are Members, in the order of priority provided by Applicable Law, in satisfaction of all liabilities and obligations of the Company (of any nature whatsoever, including fixed or contingent, matured or unmatured, legal or equitable, secured or unsecured), whether by payment or the making of reasonable provision for payment thereof; and

(b)       thereafter, to the Members in accordance with ARTICLE VII.

Section 14.04.       Negative Capital Accounts. No Member shall be liable to the Company or to any other Member for any negative balance outstanding in each such Member’s Capital Account, whether such negative Capital Account results from the allocation of losses or other items of deduction and loss to such Member or from distributions to such Member, and such Member shall not have any obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or, except as required by the Act, to any other Person for any purpose whatsoever.

Section 14.05.       Winding Up and Certificate of Cancellation. The winding up of the Company shall be completed when all of its debts, liabilities, and obligations have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Members. Upon the completion of the winding up of the Company, a statement of dissolution of the Company shall be filed with the Secretary of State of the State of Montana.

ARTICLE XV

MISCELLANEOUS PROVISIONS

Section 15.01.       Notices. All notices provided for or permitted to be given pursuant to this Agreement must be in writing and shall be given or served by (a) depositing the same with a national overnight delivery service company which tracks deliveries, addressed to the party to be notified, with all charges paid and proof of receipt requested, (b) delivering such notice in person to such party, or (c) facsimile or other electronic transmission. All notices are to be sent to or made at the Company’s principal office (with a copy, which shall not constitute notice, to: Olfert No. 11-4 Holdings, LLC, 398 Sage Lane, Winnett, Montana 59087, Attention: Mark See) or the addresses set forth in Exhibit A (in the case of a Member). All notices given in accordance with this Agreement shall be effective upon delivery at the address of the addressee. Each Member shall have the right from time to time to change his, her or its address by written notice to the other Members.

Section 15.02.       Governing Law. This Agreement, the obligations of the Members hereunder, and any disputes or claims hereunder, shall be governed by, construed and enforced in accordance with the laws of the State of Montana, excluding any conflicts of law rule or principle that might refer such construction to the laws of another jurisdiction.

Section 15.03.       Arbitration. Each of the parties shall use its reasonable efforts to resolve any dispute among the parties that relates to this Agreement (or any other agreement contemplated hereby) and to settle any such dispute through joint cooperation and consultation. Subject to Section 15.12, any dispute whatsoever among any of the parties with respect to the interpretation of, or relating to any alleged breach of, this Agreement (or any other agreement contemplated hereby) that the parties are unable to resolve within sixty (60) days, as set forth in the preceding sentence, shall be resolved by final and binding arbitration before a single arbitrator selected and serving under the Commercial Arbitration Rules of the American Arbitration Association. Any such arbitration shall be held in the City of Denver, in the State of Colorado, unless another location is mutually agreed upon by the parties to such arbitration. Such arbitration shall be the exclusive remedy hereunder with respect to the subject matter of such arbitration; provided, however, that nothing contained in this Section 15.03 shall limit any party’s right to bring (a) post arbitration actions seeking to enforce an arbitration award or (b) actions seeking injunctive or other similar relief in the event of a breach or threatened breach of any of the provisions of this Agreement (or any other agreement contemplated hereby). If this Section 15.03 is for any reason held to be invalid or otherwise inapplicable with respect to any dispute, then any action or proceeding brought with respect to any dispute arising under this Agreement, or to interpret or clarify any rights or obligations arising hereunder, shall be maintained solely and exclusively in the state or U.S. federal courts in the State of Colorado. With respect to any action or proceeding that a successful party to the arbitration may wish to bring to enforce any arbitral award or to seek injunctive or other similar relief in the event of the breach or threatened breach of this Agreement (or any other agreement contemplated hereby), each party irrevocably and unconditionally (and without limitation): (i) submits to and accepts, for itself and in respect of its assets, generally and unconditionally the non-exclusive jurisdiction of the courts of the United States and the State of Colorado; (ii) waives any objection it may have now or in the future that such action or proceeding has been brought in an inconvenient forum; (iii) agrees that in any such action or proceeding it will not raise, rely on or claim any immunity (including from suit, judgment, attachment before judgment or otherwise, execution or other enforcement); (iv) waives any right of immunity which it has or its assets may have at any time; and (v) consents generally to the giving of any relief or the issue of any process in connection with any such action or proceeding including the making, enforcement or execution of any order or judgment against any of its property. Each party shall use reasonable best efforts to cause any proceeding conducted pursuant to this Section 15.03 to be held in confidence by the American Arbitration Association, the arbitrator and each of the parties to such proceeding and their respective Affiliates, and all information relating to or disclosed by any party thereto in connection with such proceeding shall be treated by the parties thereto, their respective affiliates and the arbitrator as confidential business information and no disclosure of such information shall be made by any party thereto, its Affiliates or the arbitrator without the prior written consent of the party thereto furnishing such information in connection with the arbitration proceeding, except as required by Applicable Law or to enforce any award of the arbitrator. The party whom the arbitrator determines is the prevailing party in such arbitration shall receive, in addition to any other award pursuant to such arbitration or associated judgment, reimbursement from the other party of all reasonable legal fees incurred with respect to such arbitration.

Section 15.04.       Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY AND VOLUNTARILY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

Section 15.05.       Entire Agreement; Amendments.

(a)       This Agreement and its Exhibits constitute the entire agreement among the Members relative to the formation and governance of the Company and supersede all prior contracts or agreements with respect to the Company, whether oral or written, including the Original Agreement. Notwithstanding any oral agreement or course of action of the parties hereto to the contrary, no party hereto shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

(b)       Except as set forth below, no amendment of this Agreement will be valid or binding upon the Members, nor will any waiver of any term of this Agreement be effective, without the approval of the Manager of such amendment and unless in writing and signed by Members holding at least a Majority; provided, however, that:

(i)       no amendment or waiver of this Agreement shall be effected that materially adversely affects the rights of any holder of Units without the consent of such holder, unless such amendment applies equally to all holders of Units;

(ii)       no amendment of this Agreement shall be effected that obligates a Member to contribute capital to the Company (other than as set forth in Section 5.01(a) or Section 5.02) without the consent and approval of such Member; and

(iii)       no amendment of this Agreement that adversely affects the rights of any indemnitee under ARTICLE X with respect to acts or omissions of such indemnitee at any time prior to such amendment shall apply to such indemnitee without the written consent of such indemnitee.

(c)        Notwithstanding the foregoing, the Manager shall be authorized to amend this Agreement, without the approval of any Member, pursuant to ARTICLE XIII or with respect to any of the following matters:

(i)       entering into agreements with Persons that are Transferees or new Members pursuant to the terms of this Agreement, providing that such Transferees or new Members will be bound by this Agreement and will become Members of the Company and in accordance with ARTICLE XII;

(ii)       (A) satisfying any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Commission, the Internal Revenue Service or any other U.S. federal or state or non-U.S. governmental agency, or in any U.S. federal or state or non-U.S. statute, compliance with which the Manager deems to be in the best interest of the Company, or (B) changing the name of the Company;

(iii)       curing any ambiguity or correcting or supplementing any provision hereof that may be incomplete or inconsistent with any other provision hereof, so long as such amendment under this clause (c) does not adversely affect the rights or obligations of any Member; and

(iv)       authorizing, creating or issuing a new class or series of Units or other Equity Securities having rights with respect to distributions that are senior to each and every class or series of Units existing immediately prior to the applicable amendment, so that no such new class or series of Units would have the effect of disproportionately and adversely affecting the holders of one existing class or series of Units relative to another existing class or series of Units.

Section 15.06.       Confidentiality.

(a)       Each Member agrees that this Agreement and the terms and conditions contained herein and all proprietary, confidential or other non-public information received from or otherwise relating to, the Company or any third party who has entrusted the Company with its Confidential Information with the expectation that such information will be kept confidential, is confidential and will not be (i) disclosed or otherwise released to any other Person without the prior written consent of the Manager, (ii) used for anything other than as necessary and appropriate in carrying out the business of the Company or (iii) used in any manner detrimental to the Company or any of its Subsidiaries. With respect to any disclosure or release of Confidential Information to other Persons pursuant to clause (i) above, such Person receiving the Confidential Information shall be informed of its confidential nature and be instructed to keep such information confidential. The obligations of the parties hereunder do not preclude Laredo and its Affiliates from disclosing information to their respective beneficial owners, actual or potential financing sources, employees, advisors or representatives or as it may reasonably deem to be appropriate in connection with fundraising efforts, financial reporting, investment opportunities, Transfers or proposed Transfers of Units or otherwise, so long as such Persons are informed of the confidential nature of such information. The restrictions set forth herein do not apply to any disclosures (x) to the extent required by Applicable Law or stock exchange rules or (y) in response to any summons or subpoena or discovery or similar request by or before any court, arbitrator or governmental authority or pursuant to a request by a regulatory authority having jurisdiction over the business of the disclosing party; provided, however, that with respect to any disclosure pursuant to subclause (x) or (y) the disclosing party shall use reasonable best efforts to notify the Company and the Members in advance of such disclosure so as to permit the Company to seek a protective order or otherwise contest such disclosure, and such disclosing party shall use reasonable best efforts to cooperate, at the expense of the Company, with the Company in pursuing such protective order.

(b)       Notwithstanding anything to the contrary in this Agreement, Laredo shall have the right to disclose Confidential Information of the Company and its Affiliates (i) pursuant to a confidentiality agreement in connection with a proposed or prospective Transfer of any Units and Laredo shall have the right to require the Company and its Subsidiaries and its and their respective officers, employees, representatives and advisors to cooperate fully with potential acquirors in any proposed or prospective Transfer of any Units by taking all customary and other actions reasonably requested, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirors, establishing a physical or electronic data room including materials customarily made available to potential acquirors in connection with such processes and being reasonably available for presentations, interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions, (ii) to any Affiliate or Subsidiary of Laredo, or any actual or potential debt or equity financing source thereof. The Company shall provide assistance with respect to these actions as reasonably requested by Laredo.

(c)        Notwithstanding any other provision of this Section 15.06, no Member shall be prohibited from: (i) making a good faith report of possible violations of Applicable Law to any governmental agency or entity; or (ii) making disclosures that are protected under the whistleblower provisions of Applicable Law.

(d)       The obligations of each Member under this Section 15.06 shall continue after the date such Person ceases to be a Member, but thereafter such Person shall not have the right to enforce this Section 15.06.

Section 15.07.       Waiver. No consent or waiver, express or implied, by any Member of any breach or default by any other Member in the performance by the other Member of his, her or its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligation hereunder. Failure on the part of any Member to complain of any act or to declare any other Member in default, regardless of how long such failure continues, shall not constitute a waiver of rights hereunder.

Section 15.08.       Severability. Subject to Section 10.08, if any provision of this Agreement or the application thereof to any Person or circumstances shall be invalid or unenforceable to any extent, and such invalidity or unenforceability does not destroy the basis of the bargain between the parties, then the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by Applicable Law.

Section 15.09.       Ownership of Property and Right of Partition. A Unit shall be personal property for all purposes. No Member shall have any right to partition the property owned by the Company.

Section 15.10.       Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 15.11.       Parties in Interest. This Agreement shall be binding solely upon, be enforceable solely by, and inure solely to the benefit of, the Company, each Member and his, her or its respective successors, permitted assigns and Transferees, and, except as otherwise provided in Section 3.04, ARTICLE X and Section 15.05(b)(iii), nothing in this Agreement (express or implied) is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Each Covered Person is hereby granted third- party beneficiary status with respect to ARTICLE X and shall be entitled to enforce such obligations as if such Covered Person were a party hereto.

Section 15.12.       Specific Performance. Each Member agrees that the other Members would be damaged irreparably and would have no adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each Member shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by the other Members and to enforce specifically this Agreement and the terms and provisions hereof, this being in addition to any other remedies to which such Member is entitled at law or in equity, without proof of actual damages or any obligation to post any bond or other security as a prerequisite to obtaining equitable relief. Each Member agrees not to dispute or resist any such application for relief on the basis that another Member has an adequate remedy at law or that damage arising from such non-performance or breach is not irreparable.

Section 15.13.       Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means) with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

Section 15.14.       Publicity. Neither the Company nor any Member shall, and they shall cause their respective Affiliates not to, make any press release, public announcement or other public communication (including an internet posting, web blog or other electronic publication) that makes reference to the Company, this Agreement or the transactions contemplated herein without prior approval of the Manager.

Section 15.15.       Legal Counsel.

(a)       Each Member hereby acknowledges that the Member has been advised that such Member should seek and has had the opportunity to seek independent legal counsel to this Agreement on such Member’s behalf and to obtain the advice of such legal counsel relating to this Agreement and any other documents relating hereto.

(b)       Each Member further acknowledges and agrees that the Company has retained Beatty & Wozniak, PC in connection with the formation and organization of, and the offering of interests in, the Company. Each Member acknowledges and agrees that, whether or not Beatty & Wozniak, PC has in the past represented or is currently representing such Member with respect to other matters, Beatty & Wozniak, PC does not represent, or owe any duty to, any Member or the Members as a group in connection with (i) the preparation or negotiation of this Agreement or (ii) the formation, organization, management or operation of, or offering of interests in, the Company. In the event any dispute or controversy arises between any Member, on the one hand, and the Company, on the other hand, then Beatty & Wozniak, PC may represent the Company in any such dispute or controversy, and each Member hereby consents to such representation.

Section 15.16.       No Presumption Against Drafting Party. Each of the parties hereto acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY

LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has entered into this Agreement as of the date first written above.

THE COMPANY:

OLFERT NO. 11-4 HOLDINGS, LLC

By:	/s/ Mark See
Name: Mark See
Title: Manager

THE MANAGER:

LAREDO OIL, INC.

By:	/s/ Mark See
Name: Mark See
Title: CEO

[Member Signature Pages Follow]

SIGNATURE PAGE TO A&R LLC OPERATING AGREEMENT – OLFERT NO. 11-4 HOLDINGS, LLC

IN WITNESS WHEREOF, the undersigned has entered into this Agreement as of the date first written above.

MEMBER:

LAREDO OIL, INC.

By:	/s/ Mark See
Name: Mark See
Title: CEO

SIGNATURE PAGE TO A&R LLC OPERATING AGREEMENT – OLFERT NO. 11-4 HOLDINGS, LLC

IN WITNESS WHEREOF, the undersigned has entered into this Agreement as of the date first written above.

MEMBER:

ANATOMA FIELDS LLC

By:	/s/ Kenneth A Lipson
Name: Kenneth Lipson
Title: Managing Member

SIGNATURE PAGE TO A&R LLC OPERATING AGREEMENT – OLFERT NO. 11-4 HOLDINGS, LLC

IN WITNESS WHEREOF, the undersigned has entered into this Agreement as of the date first written above.

MEMBER:

DR. KEVIN FOLEY

By:	/s/ K Foley, MD

SIGNATURE PAGE TO A&R LLC OPERATING AGREEMENT – OLFERT NO. 11-4 HOLDINGS, LLC

IN WITNESS WHEREOF, the undersigned has entered into this Agreement as of the date first written above.

MEMBER:

DR. KEVIN FOLEY

By:	/s/ K Foley, MD

SIGNATURE PAGE TO A&R LLC OPERATING AGREEMENT – OLFERT NO. 11-4 HOLDINGS, LLC

IN WITNESS WHEREOF, the undersigned has entered into this Agreement as of the date first written above.

MEMBER:

DANIELS PETROLEUM, INC.

By:	/s/ Barreth D. Baker
Name: Barreth D. Baker
Title: President

SIGNATURE PAGE TO A&R LLC OPERATING AGREEMENT – OLFERT NO. 11-4 HOLDINGS, LLC

IN WITNESS WHEREOF, the undersigned has entered into this Agreement as of the date first written above.

MEMBER:

FRANK P. BOOK REALTY. CO., INC.

By:	/s/ Frank Palm Book III
Name:
Title:

SIGNATURE PAGE TO A&R LLC OPERATING AGREEMENT – OLFERT NO. 11-4 HOLDINGS, LLC

IN WITNESS WHEREOF, the undersigned has entered into this Agreement as of the date first written above.

MEMBER:

RANDALL BOOK

By:	/s/ Randall Book

SIGNATURE PAGE TO A&R LLC OPERATING AGREEMENT – OLFERT NO. 11-4 HOLDINGS, LLC

EXHIBIT A

MEMBERS

Name	Address	Commitment Amount	Initial Capital Contribution	Remaining Commitment Amount	Initial Number of Units to be Issued	Total Number of Units Issued	Sharing Percentage
Laredo Oil, Inc.	398 Sage Lane Winnett, MT 59087	$500,000	$500,000*	$0	500,000	500,000	33.34%
Anatoma Fields LLC	75 27th Avenue San Francisco, CA 94121	$250,000	$250,000	$0	250,000	250,000	16.67%
Dr. Kevin Foley	9460 Inglewood Cove Germantown, TN 38139	$300,000	$300,000	$0	300,000	300,000	20.00%
Daniels Petroleum, Inc.	1499 Blake Street, Suite 7-K Denver, CO 80202	$200,000	$200,000	$0	200,000	200,000	13.33%
Frank P. Book Realty, Co., Inc.	7730 West Lakeshore Drive Shreveport, LA 71107	$125,000	$125,000	$0	125,000	125,000	8.33%
Randall Book	25529 Hillsdale Drive Novi, MI 48374	$125,000	$125,000	$0	125,000	125,000	8.33%
	Total	$1,500,000	$1,500,000	$0	1,500,000	1,500,000	100.00%

*	Includes the Laredo Initial Contribution Amount.

Exhibit A

EXHIBIT B

CONSENT OF SPOUSE

I, the undersigned spouse of __________________________, one of the Members of Olfert No. 11-4 Holdings, LLC (the “Company”), hereby acknowledge that I have read the Amended and Restated Limited Liability Company Operating Agreement of the Company, dated _____________ ___, 2021 (the “Agreement”), as amended, restated or supplemented from time to time in accordance with its terms, and that I understand its contents. I hereby consent to and approve of the provisions of the Agreement, as it may be amended, restated or supplemented from time to time in accordance with its terms, and agree that the Units (as defined in the Agreement) held by my spouse and my interest in such Units are subject to such provisions. I hereby agree, for the benefit of the Company (which is relying hereupon) that (i) my spouse’s interest in the Company is subject to the Agreement and the other agreements referred to therein and any interest I may have in the Company or its equity shall be irrevocably bound by the Agreement and the other agreements referred to therein and any marital, elective share or community property interests I may have in the Company or its equity shall be similarly bound, and (ii) I will take no action at any time to hinder the operations of the Company.

Dated: ___________________, 20__

Name:

Address:

Exhibit B

EXHIBIT C

ADOPTION AGREEMENT

This Adoption Agreement is executed by the undersigned pursuant to the Limited Liability Company Operating Agreement of Olfert No. 11-4 Holdings, LLC (the “Company”), dated as of ____________ ___, 2021, as amended, restated or supplemented from time to time in accordance with its terms, a copy of which is attached hereto and is incorporated herein by reference (the “Agreement”). By the execution of this Adoption Agreement, the undersigned agrees as follows:

1.       Acknowledgment. The undersigned acknowledges that [he/she] is acquiring ___ Units of the Company as a Member, subject to the terms and conditions of the Agreement (including the Exhibits thereto), as amended from time to time. Capitalized terms used herein without definition are defined in the Agreement and are used herein with the same meanings set forth therein.

2.       Agreement. The undersigned hereby joins in, and agrees to be bound by, subject to, and enjoy the benefit of the applicable rights and obligations set forth in, the Agreement (including the Exhibits thereto), with the same force and effect as if he/she were originally a party thereto.

3.       Notice. Any notice required or permitted by the Agreement shall be given to the undersigned at the address listed below.

4.       Additional Representations, Warranties and Covenants.1 The undersigned hereby represents and warrants that (i) one hundred percent (100%) of the equity of the undersigned is owned by [Name of transferring Member] or [his/her] Family Members free and clear of all liens, (ii) the undersigned has no indebtedness, and (iii) the undersigned is a [type of entity] established by [Name of transferring Member] to own certain assets for estate-planning purposes. The undersigned agrees that, without the prior consent of the Manager, the undersigned shall not sell, assign, transfer, exchange, mortgage, pledge, grant a security interest, or dispose of its respective equity to Persons who are not Family Members of [Name of transferring Member] or otherwise cause the undersigned to be under Control of Persons who are not Family Members of [Name of transferring Member]. The undersigned hereby irrevocably grants [Name of transferring Member] the power, right and authority to act on behalf of and in the name of the undersigned, for the purposes of this Agreement, including the power to vote, execute documents, attend meetings, vote as a Member, grant consent, and perform any other actions that may be required of the undersigned, pursuant to the terms of the Agreement.

5.       Governing Law. This Adoption Agreement, the obligations of the undersigned, and any disputes or claims hereunder, shall be governed by, construed and enforced in accordance with the laws of the State of Montana, excluding any conflicts of law rule or principle that might refer such construction to the laws of another jurisdiction.

EXECUTED AND DATED on this       day of                             ,20 ..

[Name]

Notice Address:

Facsimile:

[1]	This Section 4 is to be used in the event a transfer is made by a Member to a personal corporation or trust.

Exhibit C